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			Loan No. T0268





NATIONAL BANK FOR COOPERATIVES



LOAN AGREEMENT





       THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of March 29, 1994, by and between the NATIONAL
BANK FOR COOPERATIVES ("CoBank") and COMMONWEALTH TELEPHONE
COMPANY (the "Borrower").





       SECTION 1. The Loan. On the terms and conditions set forth in this Agreement, and subject to Section 11, CoBank agrees to lend to the Borrower an amount up to $135,142,533 (the
"Loan").





       SECTION 2. Purposes and Use of Proceeds. The proceeds of the Loan shall be applied by the Borrower (i) to the prepayment in full of all indebtedness of the Borrower to (a) the United States of America, acting through the Administrator of the Rural Electrification Administration, (b) the Rural Telephone Bank, and (c) the Federal Financing Bank, including the outstanding principal balance of and accrued but unpaid interest on such indebtedness; (ii) to the payment of fees and costs associated with the Loan and the closing thereof and (iii) for capital expenditures. The Borrower agrees that the proceeds of the Loan shall be used for only the purposes set forth in this Section 2.





       SECTION 3. Availability. Subject to Section 11, the Loan will be made on any day on which CoBank is open for business (a "Business Day"), except any day when Federal Reserve Banks are closed, by wire transfer of immediately available funds to such account or accounts as the Borrower may designate, provided that
(i) an authorized officer of the Borrower shall have provided CoBank with at least one Business Days' prior written notice of the date on which the Loan is to be made (the "Funding Date"), unless the Borrower elects to have a portion of the Loan accrue interest at a LIBOR Rate (as defined in Section 4(A)(2)(b)), in which case the Borrower shall have provided such notice two Banking Days (as defined below) prior to the Funding Date and the Funding Date shall be a Banking Day, and (ii) the Funding Date so designated shall not be later than March 31, 1994. A "Banking Day" means a Business Day on which dealings in U.S. dollar deposits are carried out in the London Interbank Market and banks are open for business in New York, New York and London, England.





       SECTION 4. Interest Fees.



             (A) The unpaid principal balance of the Loan shall accrue interest at the rate or rates selected by the Borrower in accordance with this Subsection (A).



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Loan Agreement/Commonwealth

Loan No. T0268





            (1) Floating Rate Option. As to any portion of the unpaid principal balance of the Loan selected by the Borrower (any such portion, and any portion selected pursuant to Subsection (A)(2), is hereinafter referred to as a "Portion" of the Loan), interest shall accrue pursuant to this floating rate option at a floating annual interest rate (the "Floating Rate) equal at all times to the National Variable Rate (as hereinafter defined) minus 0.25%. The term "National Variable Rate" shall mean the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate. Any change in the National Variable Rate shall take effect on the date established by CoBank as the effective date of such change, and CoBank shall notify the Borrower promptly after any such change.



            (2) Fixed Rate Options.

             (a) Treasury Rate Option. As to any Portion or Portions of the Loan selected by the Borrower, interest shall accrue pursuant to this treasury rate option at a fixed annual interest rate (a 'Treasury Rate") equal to the sum of the U.S. Treasury Rate (as hereinafter defined) plus a margin (the "Treasury Margin") equal to the percentage determined in accordance with this Subsection (A)(2)(a). Under this option, the interest rate on any Portion of the Loan, in minimum amounts of $100,000, may be fixed for a period (any such period, and any period selected pursuant to Subsections (A)(2)(b) or (A)(2)(c), is hereinafter referred to as an "Interest Period") of one year or more but not beyond the Maturity Date (as defined in Section
5); provided, however, that such Interest Period may only expire on a Business Day; and provided further, however, that each Portion of the Loan accruing interest at a Treasury Rate shall be repaid in part as provided in Section 5 on each Payment Date (as defined in Section 5) occurring during such Interest Period. The term "U.S. Treasury Rate" shall mean the yield to maturity on U.S. Treasury instruments the maturity of which is the same as the weighted average life over the selected Interest Period of the Portion of the Loan subject to such Interest Period, as indicated by Telerate (page 5) at approximately 9:30 a.m., Eastern time, on the date the interest rate is fixed. If, however, no yield is available for the period selected, then the interest rate shall be interpolated based on the interest rates quoted for the next longest and shortest periods of time. In the event Telerate ceases to provide such quotations or materially changes the form or substance of page 5 (as determined by CoBank), then CoBank will notify the Borrower and the parties hereto will agree upon a substitute basis for obtaining such quotations.



             Subject to Subsection (B), the Treasury Margin for each Portion of the Loan selected by the Borrower to accrue interest at the







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Loan Agreement/Commonwealth

Loan No. T0268







Treasury Rate shall be determined on each date the interest rate is fixed and shall be equal to the percentage specified below for the weighted average life over the selected Interest Period of such Portion.



	Weighted Average	Treasury

     	     Life	 Margin



	 5 years or less	0.82%



	 Greater than

	 5 years	1.00%



Notwithstanding the foregoing, if the Borrower elects, in the written notice of the Funding Date delivered pursuant to Section 3, the Treasury Rate for any Portion of the Loan for an Interest Period such that the weighted average life of such Portion over such Interest Period is greater than five years, the Treasury Margin for such Portion shall be 0.95%.



            For purposes of this Subsection (A)(2)(a) and
Section 6, the weighted average life over a period of time of any Portion of the Loan, as determined at any date, shall mean the number of years obtained by dividing:



(i) the sum of:



(a) the sum of the products obtained by multiplying:

			(1) the amount of each principal repayment of such Portion to be made pursuant to Section 5 during such period, by

			(2) the number of months that will elapse between such date
and the making of such repayment divided by 12, plus



	(b) the product obtained by multiplying:

			(1) the principal balance of such Portion to be outstanding
at the end of such period, by



	     (2) the number of months that will elapse between such date and the end of such period divided by 12, by



	     (ii) the then outstanding principal balance of such Portion.









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Loan Agreement/Commonwealth

Loan No. T0268



For purposes of any calculation provided for in this paragraph, the result shall be rounded, if necessary, to the nearest one hundredth (e.g. 9.745 being rounded up to 9.75 and 9.742 being rounded down to 9.74).



         (b) LIBOR Option. As to any Portion or Portions of the Loan selected by the Borrower, interest shall accrue pursuant to this LIBOR option at a fixed annual interest (a "LIBOR Rate") equal to the sum of LIBOR (as hereinafter defined) plus a margin (the "LIBOR Margin") equal to 0.70% (subject to Subsection (B)).
 Under this option, the interest rate on any Portion of the Loan, in minimum amounts of $1000,000, may be fixed for an Interest Period of 1 month, 2 month, 3 month, 6 months, 9 months or 12 months but no beyond the Maturity Date; provided, however, that each Portion of the Loan accruing interest at a LIBOR Rate shall be repaid in part as provided in Section 5 on each payment Date occurring during such Interest Period. The term "LIBOR" shall mean the interest rate indicated by Telerate as having been quoted by the British Bankers Association at 11:00 a.m., London time, on the date (which must be a Banking Day) the Borrower elects to fix a rate under this LIBOR option, for the offering of U.S. dollar deposits in the London Interbank Market for the Interest Period selected by the Borrower. The term "month" or "months" shall mean a period commencing two Banking Days after the date the Borrower elects to fix a rate under this LIBOR option and ending on the numerically corresponding day in the next calendar month or the month that is 2,3,6,9 or 12 months thereafter, as the case may be: provided, however, that
(i) in the event such ending date is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in case such period shall end on the next preceding Banking Day; and (ii) if there is no numerically corresponding day in the ending month, then such period shall end on the last Banking Day in such month.



		(c) Quoted Rate Option.   As to any Portion or Portions of the
Loan selected by the Borrower, interest shall accrue pursuant to this quoted rate option at a fixed annual interest rate (the
"Quoted Rate:) to be quoted by CoBank in its sole and absolute discretion. Under this option, the interest rate on any Portion of the Loan, in minimum amounts of $100,000 may be fixed for an Interest Period of 30 days or more; provided, however, that such Interest Period may only expire on a Business Day; and provided further, however, that each portion of the Loan accruing interest at a Quoted Rate shall be repaid in part as provided in
Section 5 on each Payment Date occurring during such Interest
Period.



	     (3)	Selection And Changes of Rates.  The Borrower shall
select the applicable interest rate or rates at the time it gives CoBank written notice of the Funding Date pursuant to
Section 3.  The Borrower may, on any Business





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Loan Agreement/Commonwealth

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Day, elect to have the Treasury Rate or the Quoted Rate, and on any Banking Day, elect to have the LIBOR Rate, apply to any Portion of the Loan then accruing interest at the Floating Rate. In addition, with respect to any Portion of the Loan accruing interest pursuant to one of the fixed rate options, the Borrower may, subject to Subsection (A)(2), (i) on the last day of the Interest Period for such Portion, elect to fix the interest rate accruing on such Portion for an Interest Period at a Treasury Rate or a Quoted Rate or (ii) two Banking Days prior to the last day of the Interest Period for such Portion, elect to fix the interest rate accruing on such Portion for an Interest Period at a LIBOR Rate. In the absence of any such refix, interest shall automatically accrue on such Portion of the Loan at the Floating Rate. Notwithstanding the foregoing, in the event the Borrower elects to have any Portion of the Loan accruing interest at a Treasury Rate or a Quoted Rate accrue interest at a LIBOR Rate and the last day of the Interest Period for such Portion is not a Banking Day, then interest shall accrue on such Portion at the Floating Rate until the LIBOR Rate becomes effective. From time to time the Borrower may elect on a Business Day and upon payment of the Surcharge (as defined in, and calculated pursuant to, Section 6), to convert all, but not part, of any Portion of the Loan accruing interest pursuant to one of the fixed rate options to accrue interest at the Floating Rate or pursuant to another fixed rate option for an Interest Period selected in accordance with Subsection (A)(2); provided, however, that any such conversion to a LIBOR Rate shall not be effective until two Banking Days after such election, which can only be made on a Banking Day. Except for the initial selection, all interest rate selections provided for herein shall be made by telephonic or written request of an authorized employee of the Borrower by 12:00 noon, Eastern time, on the relevant day.



             (4) Accrual of Interest. Interest shall accrue pursuant to any of the fixed rate options selected by the Borrower from and including the first day of the applicable Interest Period to but excluding the last day of the Interest Period. If the Borrower elects to refix the interest rate on any Portion of the Loan pursuant to Subsection (A)(3), the first day of the new Interest Period shall be the last day of the preceding Interest Period. In the absence of any such refix, interest shall accrue on such Portion at the Floating Rate from and including the last day of such Interest Period. If the Borrower elects to convert from one fixed rate option to the Floating Rate or to another fixed rate option upon payment of the Surcharge as provided in Subsection (A)(3), interest at the existing fixed rate shall accrue through the day before such conversion and either (i) the first day of any new Interest Period shall be the date of such conversion, or (ii) interest at the Floating Rate shall accrue on the Portion of the Loan so converted from and including the date of conversion.



             (B) Margin Adjustments. Notwithstanding the foregoing, if the spread between CoBank's cost of funds (as determined by CoBank in accordance with its methodology) and the U.S. Treasury Rate or LIBOR for any Interest Period selected by the Borrower pursuant to Subsection (A) should widen

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Loan Agreement/Commonwealth

Loan No. T0268



(or lessen) from the spread in effect for the same period of time on December 29, 1993, then the Treasury Margin or the LIBOR Margin, as applicable, may be adjusted upward (or downward) at CoBank's discretion to reflect any such change. A hypothetical example of such an adjustment is attached as Schedule 2 hereto. No Treasury Margin adjustment may be made prior to March 31, 1994. No LIBOR Margin adjustment may be made prior to March 31, 2001. No adjustment shall be applied retroactively to any Portion of the Loan accruing interest pursuant to one of the fixed rate options prior to the end of the Interest Period for such Portion. CoBank shall advise the Borrower of any change in such spread and shall provide the Borrower with such information relating to such change as the Borrower may reasonably request.



             (C) Payment and Calculation. Interest shall be payable monthly in arrears by the twentieth (20th) day of the following month, upon any prepayment and at maturity, and shall be calculated on the actual number of days the Loan is outstanding on the basis of a year consisting of 360 days. In calculating accrued interest, the date the Loan is made shall be included and the date any principal amount of the Loan is repaid or prepaid shall be excluded as to such amount.



             (D) Default Rate. If prior to maturity the Borrower fails to make any payment or investment required to be made under the terms of this Agreement or the Note (including this Section 4), then, at CoBank's option in each instance, such payment or investment shall accrue interest at 2% per annum in excess of the Floating Rate. After maturity, whether by reason of acceleration or otherwise, the unpaid principal balance of the Loan shall automatically accrue interest at 2% per annum in excess of the Floating Rate. All interest provided for in this Subsection (D) shall be payable on demand and shall be calculated from and including the date such payment was due to but excluding the date paid on the basis of a year consisting of 360 days.



             (E) Origination Fee. On the Funding Date, the
Borrower shall pay to CoBank a nonrefundable origination fee in the amount of $350,000.



       SECTION 5. Principal Repayment and Maturity. The principal balance of the Loan shall be repaid in 180 consecutive equal monthly installments of $750,791.85 due on the twentieth day of each calendar month (each, a "Payment Date"), commencing on April 20, 1994, and ending on March 20, 2009 (the "Maturity Date"). Any Portion of the Loan accruing interest at the Floating Rate and each Portion of the Loan accruing interest pursuant to one of the fixed rate options shall be reduced by an amount equal to the amount of each installment payment made pursuant to this Section 5 multiplied by a fraction, the numerator of which is the outstanding principal balance of such Portion immediately prior to such payment and the denominator of which is the total outstanding principal balance of the Loan immediately prior to such payment. On the Maturity Date, the amount of the then unpaid principal balance of the Loan and any and all other amounts due and owing hereunder or under any other Loan Document shall be due and payable. If any Payment Date is not a Business

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Loan Agreement/Commonwealth

Loan No. T0268





Day, then the principal installment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.



       SECTION 6. Prepayment. The Borrower may, on one Business Day's prior written notice, (i) prepay in full or in part any Portion of the Loan accruing interest at the Floating Rate, and
(ii) prepay in full (but not in part) any Portion of the Loan accruing interest pursuant to one of the fixed rate options. Any prepayment shall be applied in such a manner as to reduce the amount owing on each remaining principal installment due pursuant to Section 5 by a percentage determined by dividing the amount prepaid by the total unpaid principal balance of the Loan immediately prior to such prepayment. Notwithstanding the foregoing, the Borrower's right to prepay any Portion of the Loan accruing interest pursuant to one of the fixed rate options shall be conditioned upon the payment of a surcharge (the "Surcharge") equal to the present value of any funding losses incurred by CoBank as a result of such prepayment. The Surcharge, including the amount of any funding losses, shall be determined and calculated as follows:



             (A) Determine the difference between: (i) CoBank's cost of funds (determined in accordance with its standard methodology) on the date the interest rate was fixed to fund the Portion of the Loan being prepaid; minus (ii) CoBank's cost of funds (determined in accordance with such methodology) on the date of prepayment to fund a new loan with a weighted average life equal to the weighted average life over the remainder of the selected Interest Period of the Portion of the Loan being prepaid. If such difference is negative, then no Surcharge is payable.



             (B) If such difference is positive, divide the result determined in Subsection (A) by 12.



             (C) For each month or part thereof during which the Portion of the Loan prepaid was scheduled to have been outstanding, multiply the amount determined in Subsection (B) by that part of the Portion of the Loan prepaid that was scheduled to have been outstanding during such month (such that there is a monthly calculation for each month during which the Portion of the Loan prepaid was scheduled to have been outstanding).



             (D) Determine the present value of each monthly calculation made under Subsection (C) based upon the scheduled time that interest on the Portion of the Loan prepaid would have been payable and a discount rate equal to the rate set forth in Subsection (A)(ii).



             (E) Add all of the calculations made under Subsection (D). The result shall be the Surcharge.



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Loan Agreement/Commonwealth

Loan No. T0268



A hypothetical example illustrating the above described calculation of the Surcharge is attached as Schedule 3 hereto.



       SECTION 7. Note. The Borrower's obligation to repay the Loan shall be evidenced by a promissory note in form and content acceptable to CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time and any promissory note that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, the "Note").



       SECTlON 8. Manner and Time of Payment. If any date on which payment is due hereunder is not a Business Day, the payment shall be made on the next succeeding Business Day. The Borrower shall make each payment under this Agreement and under the Note by wire transfer of immediately available funds or by check. Wire transfers shall be made to the Federal Reserve Bank of Atlanta for advice to and credit of NATL BK COOPS, Federal Reserve Bank account number 0619-0193-1 (or to such other account as CoBank may designate by notice) with sufficient information to identify the source and application of such funds. The Borrower shall give CoBank telephonic notice no later than 12:00 noon, Eastern time, of its intent to pay by wire transfer. Wire transfers received after 3:00 p.m., Eastern time, shall be credited on the next Business Day. Checks shall be mailed or delivered to CoBank at Drawer CS 198552, Atlanta, Georgia 303848552 (or to such other address as CoBank may designate by notice). Credit for payment by check will not be given until the next Business Day after receipt of the check or the actual receipt of immediately available funds, whichever is later.



       SECTION 9. Capitalization. The Borrower agrees to purchase such equity in CoBank as CoBank may from time to time require in accordance with its bylaws and capital plan; provided, however, that CoBank may not require the Borrower to purchase equity in CoBank in an amount greater than 13% of the portion of CoBank's five year average risk adjusted asset base attributable to loans made by CoBank to the Borrower. In connection with the foregoing, the Borrower hereby acknowledges receipt, prior to the execution of this Agreement, of CoBank's bylaws, a written description of the terms and conditions under which the equity is issued, CoBank's Loan-Based Capital Plan, CoBank's most recent annual report, and if more recent than CoBank's latest annual report, its latest quarterly report. All such investments and all other equities which the Borrower may now own or hereafter acquire or be allocated in CoBank shall be subject to a statutory first lien in favor of CoBank.



       SECIION 10. Security. The Loan shall be secured by that certain (i) Mortgage and Security Agreement, dated as of even date herewith, made by the Borrower to CoBank (as the same may be amended, modified, supplemented or restated from time to time, the "Mortgage") pursuant to which the Borrower







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Loan Agreement/Commonwealth

Loan No. T0268





shall grant to CoBank a first priority mortgage lien on all of its now owned or hereafter acquired real and personal property; and (ii) Security Agreement, dated as of even date herewith, made by the Borrower to CoBank (as the same may be amended, modified, supplemented or restated from time to time, the "Security Agreement") pursuant to which the Borrower shall grant to Cobank a first priority security interest in substantially all of its now owned or hereafter acquired tangible and intangible personal property.



       SECTION 11. Conditions Precedent. CoBank's obligation to make the Loan hereunder is subject to satisfaction of each of the following conditions precedent on or before the Funding Date:



             (A) Loan Documents. That CoBank receive duly executed originals of this Agreement, the Note, the Mortgage, the Security Agreement, and all other instruments and documents contemplated hereby or thereby (collectively, the "Loan
Documents").



             (B) Authorization. That CoBank receive copies of all corporate documents and proceedings of the Borrower authorizing the execution, delivery, and performance of the Loan
Documents, certified by the Secretary of the Borrower.



             (C) Approvals. That CoBank receive evidence satisfactory to it that all federal and state consents and approvals (including, without limitation, all regulatory approvals) which are necessary for, or required as a condition of, the validity and enforceability of the Loan Documents or the creation or perfection of the liens and security interests identified in Section 10 have been obtained and are in full force and effect.



             (D) Opinions of Counsel. That CoBank receive opinions of counsel for the Borrower (who shall be acceptable to CoBank) in form and content acceptable to CoBank.



             (E) Fees, Expenses and Capital.  That the Borrower
(i) pay the fee set forth in Section 4(E) hereof and the costs and expenses required by Section 20 hereof to be paid by the Borrower and (ii) make an initial capital contribution in CoBank in the amount of $1,000.



             (F) Environmental Checklist. That CoBank receive from the Borrower an environmental checklist on a form prescribed by CoBank covering all real property which is to be subject to a CoBank mortgage lien, the Borrower's environmental records and procedures, and a chain of title for at least 40 years showing the past ownership of all real property identified on Schedule 1 hereto, all of such information to be satisfactory to CoBank in its sole discretion.



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Loan Agreement/Commonwealth

Loan No. T0268





             (G) Perfection and Priority of Liens. That CoBank receive (i) an opinion of counsel in form and content acceptable to it to the effect that, as of the Funding Date, CoBank has a duly perfected security interest in all collateral covered by the Security Agreement subject to no prior liens other than liens not subject to the restriction of Section 14(B) or such liens as may be acceptable to CoBank in connection with the indebtedness described in Section 2; and (ii) a policy or policies of title insurance in such amount or amounts and containing such terms and endorsements as CoBank shall, in its sole discretion, require, insuring that, as of the Funding Date, the Mortgage constitutes a first mortgage lien on the real property identified on Schedule 1 hereto.



             (H) Refinanced Indebtedness. That concurrently with the making of the Loan, all of the indebtedness described in
Section 2 be paid in full and all liens and security interests relating to such indebtedness be fully released or provisions satisfactory to CoBank be made for full release thereof and that CoBank receive evidence to such effect satisfactory to it.



             (I) Event of Default. That no Event of Default (as that term is defined in Section 15) exists, and that there has occurred no event which with the passage of time or the giving of notice, or both, could become an Event of Default (each such event, a "Default").



             (J) Representations and Warranties. That the representations and warranties of the Borrower contained in this Agreement and any other Loan Document be true and correct in all material respects on and as of the Funding Date, as though made on and as of such date.



             (K) No Material Adverse Change. That from December 31, 1992 to the Funding Date there shall not have occurred any material adverse change in the business, financial condition or results of operations of the Borrower; provided, however, that any special dividend made pursuant to Section 14(H) shall not be taken into consideration in determining whether such a material adverse change has occurred (any such material adverse change is hereinafter referred to as a "Material Adverse Change").



             (L) No Injunction. That no court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.



             (M) Closing Certificate. That CoBank receive a certificate, in the form attached hereto as Exhibit A, dated the Funding Date, signed by the President, Chief Financial Officer or Treasurer of the Borrower, certifying as to the truth and accuracy of the representations and warranties of the Borrower under the Loan Documents and the satisfaction of each of the conditions applicable to the making of the Loan specified herein



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Loan Agreement/Commonwealth

Loan No. T0268



             (N) Factual Matters. That CoBank receive a certificate (the "Factual Matters Certificate"), in the form attached hereto as Exhibit B, dated the Funding Date, signed by the President, Chief Financial Officer or Treasurer of the Borrower, certifying as to the matters set forth therein.



      SECTION 12. Representations and Warranties. To induce CoBank to make advances hereunder, and recognizing that CoBank is relying hereon, the Borrower represents and warrants, as of the date of this Agreement and as of the Funding Date, as follows:



             (A) Organization; Power, Etc. The Borrower (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents; (iv) has duly and lawfully obtained and maintained all licenses, certificates, permits, authorizations, approvals, and the like which are necessary in the conduct of its business or which may be otherwise required by law; and (v) is eligible to borrow from CoBank.



             (B) Due Authorization; No Violations; Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents have been duly authorized by all requisite corporate action on the part of the Borrower and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or bylaws of the Borrower, or any agreement, indenture, mortgage, or other instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument. All actions on the part of the shareholders of the Borrower necessary in connection with the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents have been taken and remain in full force and effect as of the date hereof.



             (C) Consents. No consent, permission,
authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents except such as have been obtained and are in full force and effect.



             (D) Binding Agreement. Each of the Loan Documents is, or when executed and delivered will be, the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization,

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Loan Agreement/Commonwealth

Loan No. T0268



moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.



             (E) Compliance with Laws. The Borrower is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes, and orders (collectively, "Laws"), the failure to comply with which could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Borrower, or on the ability of the Borrower to perform its obligations under the Loan Documents, except as the Borrower has disclosed on Schedule 1 hereto.



             (F) Environmental Compliance. Without limiting the provisions of Subsection (E), all property owned or leased by the Borrower and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Borrower, or on the ability of the Borrower to perform its obligations under the Loan Documents, except as the Borrower has disclosed on Schedule 1 hereto.



             (G) Litigation. There are no existing legal, arbitration, or governmental actions or proceedings to which the Borrower is a party or to which any of its property is subject which could have a material adverse effect on the condition, financial or otherwise, operations, properties or business of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents, and to the best of the Borrower's knowledge, no such actions or proceedings are threatened or contemplated.



             (H) Financial Statements; No Material Adverse Change; Etc. The audited financial statements of the Borrower for the fiscal year ended December 31, 1992, and the unaudited financial statements of the Borrower for the period ended September 30, 1993 and for the fiscal year ended December 31, 1993, submitted to CoBank in connection with the Loan fairly and fully present in all material respects the financial condition of the Borrower, and the results of the Borrower's operations for the periods covered thereby and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and any system of accounts to which the Borrower is subject (except as otherwise disclosed therein). Since December 31, 1992, there has been no Material Adverse Change. All budgets, projections, feasibility studies, and other documentation submitted by the Borrower to CoBank were based upon assumptions that management of the Borrower believed were reasonable and realistic at the time submitted, and as of the date hereof, no fact has come to light, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable or realistic.





- - -12-



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Loan No. T0268



             (I) Principal Place of Business; Records. The principal place of business and chief executive office of the Borrower and the place where the records required by Section 13(G) are kept is at the address of the Borrower shown in
Section 19.



             (n) Subsidiaries. The Borrower has no subsidiaries.



             (K) Employee Benefit Plans. Except as disclosed on
Schedule 1 hereto, the Borrower is in compliance in all material respects with the applicable provisions of the Employee
Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.



             (L) Taxes. The Borrower has filed or caused to be filed all federal state and local tax returns that are required to be filled, and has paid all taxes as shown on said returns or on any assessment received by the Borrower to the extent that such taxes have become due, or are being contested by the Borrower in good faith and by appropriate proceedings and then only to the extent adequate reserves have been set aside on the Borrower's books therefor.



             (M) Investment Company Act; Public Utility Holding Company Act. The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.



             (N) Use of Proceeds. The funds to be borrowed hereunder will be used only as contemplated hereby. No part of such funds will be used to purchase any "margin securities" or otherwise in violation of the regulations of the Federal Reserve System.



             (O) Factual Matters Certificate. The information about the Borrower contained in paragraphs 2 through 9 of the Factual Matters Certificate delivered to CoBank will be true and complete with respect to the matters addressed therein as of the Funding Date. Notwithstanding paragraph 1 of such Factual Matters Certificate, the representations made in this Subsection
(O) are not limited by the Borrower's knowledge.



      SECTION 13. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect the Borrower agrees to:



             (A) Corporate Existence. Preserve and keep in full force and effect its corporate existence and good standing in the jurisdiction of its incorporation, and its qualification to transact business and good standing in all places in which the character of its properties or the nature of its business requires such qualification.



- - -13-





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Loan Agreement/Commonwealth

Loan No. T0268



          (B) Compliance with Laws and Agreements. Comply in all material respects with (i) all Laws, the failure to comply with which could have a material adverse effect on its condition, financial or otherwise, operations, properties, or business, or on its ability to perform its obligations under the Loan Documents; and (ii) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound.



          (C) Compliance with Environmental Laws. Without limiting the provisions of Subsection (B), comply in all material respects with, and cause all persons occupying or present on any properties owned or leased by it to so comply with, all Laws relating to environmental protection, the failure to comply with which could have a material adverse effect on its condition, financial or otherwise, operations, properties, or business, or on its ability to perform its obligations under the Loan Documents.



             (D) Licenses; Permits; Etc. Duly and lawfully obtain and maintain in full force and effect all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may be required by Law.



             (E) Insurance. Maintain insurance with insurance companies or associations reasonably acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may request. All such policies insuring any collateral provided for in any Loan Document shall provide for loss payable clauses or endorsements in form and content acceptable to CoBank. At the request of CoBank, all policies (or such other proof of compliance with this Section 13(E) as may be reasonably satisfactory) shall be delivered to CoBank.



             (F) Property Maintenance. Maintain and preserve at all times its property, and each and every part and parcel thereof, in good repair, working order and condition, ordinary wear and tear excepted.



             (G) Books and Records. Keep adequate records and books of account in accordance with GAAP consistently applied and any system of accounts to which the Borrower is subject.



             (H) Inspection. Permit CoBank or its agents, during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, operations, and accounts with its officers, directors, employees, and independent certified public accountants. Notwithstanding the provisions of Section 20, any such examination not made in connection with the preservation or enforcement of CoBank's rights and remedies hereunder and under the other Loan Documents shall be made at CoBank's expense.

- - -14-

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Loan Agreement/Commonwealth

Loan No. T0268



            (I) Reports and Notices. Furnish to CoBank:



            (1) Annual Financial Statements. As soon as available, but in no event later than 90 days after the end of each fiscal year of the Borrower occurring during the term hereof, annual financial statements of the Borrower and all of its subsidiaries whose accounts are at the time in question, in accordance with GAAP, consolidated with those of the Borrower (such subsidiaries, together with the Borrower, collectively, the "Companies") prepared on a consolidated basis (on a "Consolidated Basis") in accordance with GAAP consistently applied and any system of accounts to which the Companies are subject. Such financial statements shall: (i) be audited by independent certified public accountants selected by the Borrower and acceptable to CoBank; (ii) be accompanied by a report of such accountants containing an opinion acceptable to CoBank; (iii) be prepared in reasonable detail and in comparative form for the preceding fiscal year; and (iv) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto. In addition, such audited consolidated annual financial statements shall be accompanied by unaudited consolidating annual financial statements, including a balance sheet, a statement of income, a statement of retained earnings, and a statement of cash flows, each likewise set forth in comparative form.



             (2) Quarterly Financial Statements. As soon as available but in no event later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower occurring during the term hereof, unaudited quarterly financial statements of each of the Companies and unaudited quarterly financial statements of the Companies prepared on a Consolidated Basis, in each case in accordance with GAAP consistently applied and any system of accounts to which the Companies are subject (except for the omission of footnotes and for the effect of normal year-end audit adjustments). Such financial statements shall: (i) be prepared in reasonable detail and set forth in comparative form corresponding figures for the corresponding period of the preceding fiscal year, and (ii) include a balance sheet, a statement of income for such quarter and for the period year-to-date, a statement of cash flows, and such other quarterly statements of the Companies as CoBank may specifically request, which quarterly statements shall include any and all supplements thereto.



             (3) Notice of Default. Promptly after becoming aware thereof, notice of (i) the occurrence of any Default or Event of Default hereunder or under any other Loan Document, or
(ii) the occurrence of any breach, default, event of default, or other event which with the giving of notice or lapse of time, or both, could become a breach, default, or event of default under any agreement, indenture, mortgage, or other instrument (other than the Loan Documents) to which it is a party or by which it or any of its property is bound or affected if the effect of such breach, default, event of default, or other event is to accelerate, or to permit the acceleration of, the maturity



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Loan No. T0268



of any indebtedness under such agreement, indenture, mortgage, or other instrument; provided, however, that the failure to give such notice shall not affect the right and power of CoBank to exercise any and all of the remedies specified herein.



             (4) Notice of Non-Environmental Litigation.
Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Borrower which could have a material adverse effect on its condition, financial or otherwise, operations, properties, or business or on its ability to perform its obligations under the Loan Documents.



             (5) Notice of Environmental Litigation. Without limiting the provisions of Subsection (I)(4), promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communications alleging a condition that may require the Borrower to undertake or to contribute to a cleanup or other response under Laws relating to environmental protection, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Borrower or on its ability to perform its obligations under the Loan Documents.



             (6) Regulatory and Other Notices. Promptly after receipt thereof, copies of any filings or communications sent to or notices or other communications received from any governmental authority, including without limitation, the Pennsylvania Public Utility Commission (the "Commission"), the Federal Communications Commission (the "FCC'), and the Securities and Exchange Commission (the "SEC'), relating to any noncompliance by the Borrower with any Law or with respect to any matter or proceeding the effect of which could have a material adverse effect on its condition, financial or otherwise, operations, properties, or business or on its ability to perform its obligations under the Loan Documents.



             (7) Material Adverse Change. Prompt notice of any matter which has resulted or could result in a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Borrower or on its ability to perform its obligations under the Loan Documents.



             (8) Compliance Certificates. Concurrently with each statement required to be furnished pursuant to Subsections
(r)(1) and (I)(2), a certificate in the form attached hereto as Exhibit C executed by the President, Chief Financial Officer or Treasurer of the Borrower.

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Loan Agreement/Commonwealth

Loan No. T0268





             (9) ERISA Reportable Events. Within 10 days after the Borrower becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to any of the Companies, a statement describing such Reportable Event and the actions proposed to be taken in response to such Reportable Event.



             (10) SEC Filings. Promptly upon the filing thereof, copies of any and all reports on Forms 10-K, 10-Q and 8-K and any and all proxy statements filed by C-TEC Corporation with the SEC



             (11) Other Information. Such other information regarding the financial or operational condition of the Borrower as CoBank may, from time to time, reasonably request.



             (J) Financial Covenants.

             (1) Total Leverage Ratio. Maintain at all times, on a Consolidated Basis, a Total Leverage Ratio not in excess of 3.5:1.0. The term "Total Leverage Ratio" shall mean the ratio of Indebtedness to Operating Cash Flow. The term "Indebtedness" shall mean, without duplication, (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized agreements, (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid, and (vii) fixed payment obligations under guaranties that are due and remain unpaid, all calculated on a Consolidated Basis. The term "Operating Cash Flow" shall mean the sum of (a) pretax income, or deficit, as the case may be, excluding extraordinary gains and the write up of any asset, (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense, (d) accrued and unpaid management fees, (e) minority interest, to the extent deducted in the calculation of pre-tax income, or deficit, and (f) non-recurring transaction expenses incurred in connection with the negotiation and execution of the Loan Documents, all calculated on a Consolidated Basis. For purposes of determining any applicable ratio, Operating Cash Flow shall be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale, or other disposition of any operation during the period of calculation, as if such acquisition, sale, or other disposition occurred on the first day of such period of calculation.



             (2) Interest Coverage Ratio. Maintain at all times, on a Consolidated Basis, an Interest Coverage Ratio of at least
2.0:1.0. The term

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Loan Agreement/Commonwealth

Loan No. T0268





"Interest Coverage Ratio" shall mean the ratio derived by dividing (i)

Operating Cash Flow by (ii) cumulative cash interest expense for the then most recently completed four fiscal quarters
(determined in accordance with GAAP consistently applied).



             (3) Equity to Total Capitalization Ratio. Maintain at all times, on a Consolidated Basis, an Equity to Total Capitalization Ratio of not less than 30.0%. The term "Equity to Total Capitalization Ratio" shall mean the ratio derived by dividing (i) the amount derived by subtracting total liabilities from total assets by (ii) the amount derived by subtracting total liabilities from total assets and adding total Indebtedness (determined in accordance with GAAP consistently applied).



      SECTION 14. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect, the Borrower shall not:



             (A) Borrowings. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money, for the deferred purchase price of property or services, or for the lease of real or personal property which lease is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to it but which otherwise would be required to be capitalized under GAAP (a "Capital Lease"), except for (i) obligations to CoBank,
(ii) accounts payable to trade creditors and current operating liabilities (other than for borrowed money) incurred in the ordinary course of its business, and (iii) (a) other unsecured obligations and (b) Capital Leases, so long as no Default or Event of Default exists at the time of, or would result from, the creation, incurrence, assumption, or existence of any such obligation or Capital Lease referred to in this clause (iii).



             (B) Liens. Create, incur, assume, or allow to exist any mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal. The foregoing restrictions shall not apply to (i) liens in favor of CoBank; (ii) liens for taxes, assessments, or governmental charges that are not past due, or are being contested in good faith and by appropriate proceedings and then only to the extent adequate reserves have been set aside therefor; (iii) liens, pledges, and deposits under workers' compensation, unemployment insurance, and social security laws; (iv) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business as conducted on the date hereof;
(v) liens imposed by law in favor of mechanics, materialmen, warehousemen, lessors and like persons that secure obligations that are not past due, or are being contested in good faith and by

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Loan No. T0268





appropriate proceedings and then only to the extent adequate reserves have been set aside therefor; (vi) liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property of the Borrower that do not materially detract from the value of such real property or impair the use thereof in the business of the Borrower; and (vii) Capital Leases not secured by any property which is not subject to such lease.



             (C) Mergers; Acquisitions; Etc. (i) Merge or consolidate with any other entity or (ii) acquire all or substantially all of the assets of any person or entity, or form or create any new subsidiary, or commence operations under any other name, organization, or entity, including any joint venture; provided, however, that the Borrower may enter into any such transaction described in this clause (ii) involving any entity or entities engaged in, or assets to be used by the Borrower in, the telecommunications business without the written agreement of CoBank if no Default or Event of Default exists at the time of, or would occur as the result of, any such transaction, including, without limitation, any Event of Default as described in Section 15(J) and any Default occurring as the result of a breach of Subsection (F) or Section 13(J).

             (D) Transfer of Assets. Sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its assets, except as provided in the Mortgage or the Security Agreement, as the case may be.



             (E) Loans and Investments. After the date hereof, make any loan or advance to, invest in, purchase, or make any commitment to purchase any stock, bonds, notes, or other securities of, or guarantee, assume, or otherwise become obligated or liable with respect to the obligations of, any person or entity (each, whether made directly or indirectly, an "Investment") in an amount in excess of S1,000,000 as to any single Investment or in excess of $5,000,000 as to all such Investments existing at any time, determined for the Companies, on a Consolidated Basis, other than (i) stock or other securities of CoBank; (ii) Class C stock of the Rural Telephone Bank; (iii) securities or deposits issued, guaranteed, or fully insured as to payment by the United States of America or any agency or instrumentality thereof; (iv) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks or savings and loan associations which have (or the parent of which has) outstanding securities rated by a nationally recognized rating organization (a "Rating Agency") in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities or any equivalent successor rating category; (v) bankers' acceptances drawn on and accepted by commercial banks which have (or the parent of which has) outstanding securities rated by a

- - -19-





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Loan Agreement/Commonwealth

Loan No. T0268



Rating Agency in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities or any equivalent successor rating categories; (vi) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States of America or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a Rating Agency in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities or any equivalent successor rating categories; (vii) commercial or finance company paper which is rated by a Rating Agency rated in any of the two highest rating categories (without regard to modifiers) for short term securities or any equivalent successor rating categories; (viii) corporate debt securities or preferred stock rated by a Rating Agency in any of the three highest rating categories (without regard to modifiers) for long term securities or any equivalent successor rating categories; and (ix) repurchase agreements with banking or financial institutions which have (or the parent of which has) outstanding securities rated by a Rating Agency in either of the two highest rating categories (without regard to modifiers) for short term securities or in any of the three highest rating categories (without regard to modifiers) for long term securities or any equivalent successor rating categories with respect to any of the foregoing obligations or securities.



             (F) Change in Business. Engage in any business activities or operations substantially different from or unrelated to the Borrower's current business activities or operations.



             (G) Disposition of Licenses. Sell, assign, transfer, or otherwise dispose of, or attempt to dispose of, in any way, any registrations, licenses, franchises, grants, permits, or other governmental approvals necessary or useful in the operation of its business.



             (H) Dividends and Distributions. Make, declare, or pay any dividend or other distribution of assets to shareholders of the Borrower during any fiscal year (i) if a Default or Event of Default then exists or would occur as the result thereof, or
(ii) which, in the aggregate with all other such dividends or distributions during such fiscal year, exceeds the amount of the after tax net income of the Borrower for the immediately preceding fiscal year (determined in accordance with GAAP consistently applied), provided, however, that the limitation in this clause (ii) shall not apply to any special dividends paid on or before October 1, 1994 in an aggregate amount not to exceed $40,000,000.



      SECTION 15. Events of Default. Each of the following shall constitute an "Event of Default" hereunder:

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Loan Agreement/Commonwealth

Loan No. T0268



             (A) Payment Default. The failure by the Borrower to make any payment or investment required to be made hereunder, under the Note, or under any other Loan Document when due, and such payment or investment is not made within five (5) Business Days thereafter.



             (B) Representations and Warranties. Any
representation or warranty made by the Borrower herein or in any other Loan Document, or any factual statement made in the Factual Matters Certificate, shall prove to have been false or misleading in any material respect on or as of the date made.



             (C) Certain Affirmative Covenants. The failure by the Borrower to perform or comply with any covenant set forth in
Section 13 (other than Sections 13(A) and 13(I)(3), (4), (5),
(6) and (7)), and such failure continues for thirty (30) days after written notice thereof shall have been delivered by CoBank to the Borrower.



             (D) Other Covenants and Agreements. The failure by the Borrower to perform or comply with any other covenant or agreement contained herein, including, without limitation, any covenant excluded under Subsection (C).



             (E) Cross-Default. The occurrence of any breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under (i) any Loan Document other than this Agreement, or (ii) the terms of any agreement (other than the Loan Documents) between the Borrower and CoBank, including, without limitation, any guaranty, loan agreement, security agreement, mortgage, deed to secure debt, or deed of trust.



             (F) Other Indebtedness. The occurrence of any breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under any agreement, indenture, mortgage, or other instrument by which the Borrower or any of its property is bound or affected (other than the Loan Documents) if the effect of such breach, default, event of default, or event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness in excess of $1,000,000 under such agreement, indenture, mortgage, or other instrument.



             (G) Judgments. Judgments, decrees, or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against any of the Borrower and either (i) enforcement proceedings shall have been commenced; or
(ii) such judgments, decrees, and orders shall continue unsatisfied and in effect for a period of forty-five (45) consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.



             (H) Insolvency, Etc. The Borrower (i) shall become insolvent or shall generally not, or shall be unable to, or shall admit in writing its



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Loan No. T0268



inability to, pay its debts as they come due; or (ii) shall suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) shall commence with respect to it or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction; provided, however, that, with respect to any proceeding commenced against the Borrower, the Borrower shall have failed to obtain a dismissal, stay, or other nullification within sixty (60) days after such commencement.



             (I) Eligibility. The failure by the Borrower to maintain its eligibility to borrow from CoBank.



             (J) Security. The Mortgage or the Security
Agreement and the filings contemplated thereby shall for any reason fail (i) to create a valid and perfected first priority lien, security interest, or security title (subject only to such exceptions as are therein permitted) on any of the property of the Borrower identified therein, or (ii) to secure thereunder the obligations evidenced by the Note and this Agreement.





SECTION 16. Remedies Upon Event of Default.



             (A) Automatic Acceleration. Upon the occurrence of an Event of Default under Section 15(H), the entire unpaid principal balance of the Note, all accrued interest thereon, and all other amounts payable under this Agreement, the Note, and all other agreements between CoBank and the Borrower shall become immediately due and payable without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.



             (B) Acceleration; Etc. Upon the occurrence of an Event of Default other than under Section 15(H), upon notice to the Borrower, CoBank may declare the entire unpaid principal balance of the Note, all accrued interest thereon, and all other amounts payable under this Agreement and all other agreements between CoBank and the Borrower, to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the Note and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.



             (C) Enforcement. Upon the occurrence of an Event of Default, CoBank may proceed to protect, exercise, and enforce such rights and remedies



- - -22-

Loan Agreement/Commonwealth

Loan No. T0268





as may be provided by agreement or under law including, without limitation, the rights and remedies provided for in the Note and any of the other Loan Documents. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof, or the exercise of any other right. In addition, CoBank may hold and/or set off and apply against the Borrower's indebtedness any and all cash, accounts, securities, or other property in CoBank's possession or under its control.



             (D) Application of Payments. After acceleration of the Loan, all amounts received by CoBank shall be applied to the amounts owing hereunder, under the Note, and the other Loan Documents in whatever order and manner as CoBank shall elect.



             (E) Regulatory Approvals. Upon any action by CoBank to commence the exercise of remedies hereunder or under the Mortgage or the Security Agreement, the Borrower hereby undertakes and agrees to cooperate and join with CoBank in any application to the Commission, the FCC or any other regulatory body, administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances of employees of the Borrower before such Governmental Authority, in each case in support of any such application made by CoBank, and the Borrower shall not, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.



      SECTION 17. Complete Agreement; Amendment. This Agreement, the Note, and the other Loan Documents are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof, nor any consent to any departure of the Borrower herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.



      SECTION 18. Applicable Law. Except to the extent governed by applicable federal law, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to choice of law doctrine.



      SECTION 19. Notices. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery, if delivered by ' Express Mail,"

- - -23-

Loan Agreement/Commonwealth

Loan No. T0268



overnight courier, messenger or other form of hand delivery or sent by telegram or facsimile transmission, or three (3) days after mailing if sent by certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):



If to CoBank, as follows:	If to the Borrower, as follows:



National Bank for Cooperatives	Commonwealth Telephone Company

200 Galleria Parkway	46 Public Square

Suite 1900	Wilkes-Barre, Pennsylvania  18703-3000

Atlanta, Georgia  30339	Attn:  Treasurer

Attn:  Rural Utility Banking Group	Fax No,: (717) 825-1942

Fax No.: (404) 618-3202



      SECTION 20. Costs and Expenses. The Borrower shall reimburse CoBank on demand for all reasonable out-of-pocket costs and expenses incurred by CoBank in connection with the origination, negotiation, preparation and administration of this Agreement and all other Loan Documents, and the preservation and enforcement of CoBank's rights and remedies hereunder and thereunder, including, without limitation: (i) costs and expenses (including intangible and other taxes and any recording fees or expenses) incurred by CoBank to obtain, perfect, maintain, determine the priority of, or release any security contemplated hereunder, (ii) fees and expenses of any outside counsel retained by CoBank to assist CoBank with respect to any matter contemplated by this Section or to review this Agreement and all other Loan Documents and advise CoBank as to its rights and remedies hereunder or thereunder; (iii) fees and expenses of any outside counsel retained by CoBank to represent it in any litigation involving the parties hereto, including but not limited to, bankruptcy, receivership, or similar proceedings; and (iv) fees, costs and expenses incurred in connection with obtaining surveys and appraisals, if any, required under this Agreement or any other Loan Document; provided, however, that so long as the Borrower's requests of such counsel are commercially reasonable, the Borrower shall not be obligated to reimburse CoBank for any legal fees incurred by CoBank in connection with the negotiation and preparation of the Loan Documents and the closing of the Loan in excess of $50,000.



      SECTION 21. Effectiveness; Severability. This Agreement shall continue in effect until all indebtedness and obligations of the Borrower hereunder and under all other Loan Documents shall have been fully and finally repaid or the Maturity Date, whichever is later. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.



- - -24-

Loan Agreement/Commonwealth

Loan No. T0268



      SECTION 22. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and CoBank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of CoBank. Without the consent of, but with notice to, the Borrower, CoBank may (i) sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement, provided, however, that after any such sale of participations, the Borrower shall continue to deal solely and directly with CoBank with respect to this Agreement and the other Loan Documents, or (ii) assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement.



      SECTION 23. Consent to Jurisdiction. To the maximum extent permitted by law, the Borrower agrees that any legal action or proceeding with respect to this Agreement or any of the other Loan Documents may be brought in the courts of the Commonwealth of Pennsylvania or of the United States of America for the Middle District of Pennsylvania, all as CoBank may elect. By execution of this Agreement, the Borrower hereby irrevocably submits to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of CoBank to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction or to serve process in any manner permitted or required by law.



      SECTION 24. Obligations Absolute. The obligation of the
Borrower to make all payments required to be made under this Agreement shall be independent of any action by the Commission with respect to rates and/or disallowance of debt.



      SECTION 25. Defined Terms. For convenience of reference, set forth below opposite each defined term used in this Agreement is the location in this Agreement of the definition of such term:



Defined Term	Location



Agreement	Introduction Paragraph

Banking Day	Section 3

Borrower	Introductory Paragraph

Business Day	Section 3

Capital Lease	Section 14(A)

CoBank	Introductory Paragraph

Commission	Section 13(I)(6)

Companies	Section 13(I)(1)

Consolidated Basis	Section 13(I)(1)

Default	Section 11(I)

Equity to Total Capital Ratio	Section 13(J)(3)

Event of Default	Section 15

Factual Matters Certificate	Section 11(N)

- - -25-

Loan Agreement/Commonwealth

Loan No. T0268



Defined Term	Location

FCC	Section 13(I)(6)

Floating Rate	Section 4(A)(1)

Funding Date	Section 3

GAAP	Section 12(H)

Governmental Authority	Section 16(E)

Indebtedness	Section 13(J)(1)

Interest Coverage Ratio	Section (J)(2)

Interest Period	Section 4(A)(2)(a)

Investment	Section 14(E)

Laws	Section 12(E)

LIBOR	Section 4(A)(2)(b)

LIBOR Rate	Section 4(A)(2)(b)

LIBOR Margin	Section 4(A)(2)(b)

Loan 	Section 1

Loan Documents	Section 11(A)

Material Adverse Change	Section 11(K)

Maturity Date	Section 5

Mortgage	Section 10

National Variable Rate	Section 4(A)(1)

Note	Section 7

Operating Cash Flow	Section 13(J)(1)

Quoted Rate	Section 4(A)(2)(c)

Payment Date	Section 5

Portion	Section 4(A)(1)

Rating Agency	Section 14(E)

SEC	Section 13(I)(6)

Security Agreement	Section 10

Surcharge	Section 6

Total Leverage Ratio	Section 13(J)(1)

Treasury Margin	Section 4(A)(2)(a)

Treasury Rate	Section 4(A)(2)(a)

U.S. Treasury Rate	Section 4(A)(2)(a)



      IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed, attested, sealed, and delivered and CoBank has caused this Agreement to be executed and delivered, each by its duly authorized officers, as of the date first shown above.





NATIONAL BANK FOR	COMMONWEALTH TELEPHONE

COOPERATIVES	COMPANY





By:  	By: /s/ Michael J. Mahoney

  Title:	        President



	Attest: /s/ Raymond B. Ostroski

	         Secretary



	(CORPORATE SEAL)



- - -26-

SCHEDULE 1



EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

AND OTHER MATTERS







Section 11(G)  Identification of Real Property to be covered by
title                         insurance:

Section 12(E)  "Compliance with Laws":

                None



Section 12(F)  "Environmental Compliance":

                None



Section 12(K)  "Employee Benefit Plans":

                None

Schedule 2













To: John Butler

From: Antony Bahr

Subject: Basis Adjustment in Loans



The standard CoBank Treasury-based pricing option allows for a change in a borrower's credit spread if CoBank's funding cost in relation to Treasuries changes significantly. Typically a borrower has a 90 day window to fix an interest rate based on the Treasury option with no spread adjustment. If the borrower elects to fix a Treasury-based rate after the 90 days, then the following adjustment is made.



CoBank's funding cost spread in relation to Treasuries on the day the fixed rate is executed is compared to the comparable funding cost relationship as of the date of the signing of the loan commitment letter. If CoBank's funding spread over Treasuries has increased during this period of time, the spread over Treasuries used to determine the loan interest rate will be increased by a like amount. For instance, if the borrower wanted a five year average life loan priced at Treasuries plus 100 basis points we would compare CoBank's spread over the five year Treasury as of the date the commitment letter was signed versus the CoBank five year funding spread as of the date of the fixed rate desired by the customer. If CoBank was funding at 30 basis points over the five year Treasury for a five year maturity on the date the commitment letter was signed, and this spread widened out to 35 basis points as of the date of the fixed rate loan, then CoBank would increase the borrower's credit spread from l00 to 105 basis points. This process is done to confine CoBank's funding risk in relation to Treasuries to the first 90 days after the commitment letter is executed.

February 25, 1994			SCHEDULE 3







CoBANK MEMORANDUM





TO:		John Butler

		(Atlanta)



FROM:		Shane Matson

            (Corporate Finance - Denver)



SUBJECT:	C-TEC PREPAYMENT EXAMPLE:









The attached schedule calculates a hypothetical prepayment penalty for C-TEC Corporation based on their loan agreement. The example represents an initial five year loan after one year has elapsed, if interest rates fall. The penalty amount of $2,023,574 is based on the following assumptions:



Original Loan Amount:				 $140,000,000

Loan Disbursement Date:				March 1, 1994

Loan Maturity Date:				March 1, 1999

Original CoBank Cost of Funds:		               6.50%



Loan Amount on 03/01/95:			 	 $131,444,444

CoBank Cost of Funds 03/01/95:		               6.00%

   (Based on Remaining Average Life of Loan)

Change From Original Cost of Funds:		     	  0.50%

Present Value of Difference (0.50%):	   	   $2,023,574

   (Represents CoBank's Funding Loss)





The cost of funds, based on the remaining average life, decreased by 50 basis points. This difference would be applied to the scheduled outstanding balances for each period until the end of the fixation. These amounts would be present valued for each period at the cost of funds based on the remaining average life of the loan (6.00% in this case). The summation of the present values for each scheduled period of the fixation will total CoBank's funding loss.


INPUT PAGE            PREPAYMENT MODEL

AMORATION/CASH FLOW SCHEDULE ON PAGE 8

PRESS "CTRL M" FOR MENU





Borrower:	C-TEC  5 Year Loan Prepayment Example





STEP 1:  ENTER PREPAYMENT CALCULATION PARAMETERS







Calculation Date03/01/95         Prepayment Penalty Amount:
$2,023,574




Loan Amount:		     $131,444,444   	Original Cost
6.500%

Loan Rate: (B.E.)			 7.500%     Current Cost	           6.000%

Loan Type:	   3 Irregular Principal      Basis Point Adder
         0

Day Count Basis:	  1 	     Act/365      Basis Point Difference
      50

Payments/Year:			    12

Curr Cost Pricing Index:1 Cost of Funds    Remaining Loan
Maturity	      4.00

Loan Maturity Date:	    03/01/99      Remaining Loan Average
Life:  3.44

							Current COF (Avg. Life)      6.000%

Principal Pmt. Day of the Mo.	    20      Current COF (Compound)
      5.926%

Interest Pmt. Lag (Days):	     0      Current IRR of Costs
  5.926%

First Int. Payment Date:	    03/20/95      IRR vs Avg Life COF
      -0.000%

First Principal Pmt. Date    03/20/95

Days To Next Period  	 	    19      Total Periods Remaining
   49

							Interest Only Periods:         N/A

Use Today's DRS for Current Cost? YES
Discount Rate for

Interest Only End Date: 	    09/20/93      Recovery
Period(Act/365):   6.000%

   (Loan Type 5 Only)

							Does Amortization Schedule

							Match Input Parameters:	  YES








STEP 2:  RUN MACRO TO GENERATE AMORTIZATION -

	   CASH FLOW SCHEDULE - CLICK MENU BUTTON

                        AMORTIZATION CASH FLOW PAGE

Customer Loan Amortization Schedules:  C-TEC 5 Year Loan
Prepayment Example

		  Prepayment Priority:     $2,023,574

Loan Type:  Irregular Principal        Calculation Date:
  03/01/95

             Payment	             Total Pay

 Number      Date		 Amount	    Principal     Interest
Balance

	  0    01-Mar-95  ($131,444,444) ($131,444,444)          0
$131,444,444

	  1    20-Mar-95     $1,290,952       $777,778    $513,174
$130,666,666

	  2    20-Apr-95     $1,610,107       $777,778    $832,329
$129,888,888

	  3    20-May-95     $1,578,463       $777,778    $800,685
$129,111,110

	  4    20-Jun-95     $1,600,198       $777,778    $822,420
$128,333,332

	  5    20-Jul-95     $1,568,874       $777,778    $791,096
$127,555,554

	  6    20-Aug-95     $1,590,289       $777,778    $812,511
$126,777,776

	  7    20-Sep-95     $1,585,335       $777,778    $807,557
$125,999,998

	  8    20-Oct-95     $1,554,490       $777,778    $776,712
$125,222,220

	  9    20-Nov-95     $1,575,426       $777,778    $797,648
$124,444,442

	 10    20-Dec-95     $1,544,901       $777,778    $767,123
$123,666,664

	 11    20-Jan-96     $1,565,518       $777,778    $787,740
$122,888,886

	 12    20-Feb-96     $1,560,563       $777,778    $782,785
$122,111,108

	 13    20-Mar-96     $1,505,426       $777,778    $727,648
$121,333,330

	 14    20-Apr-96     $1,550,655       $777,778    $772,877
$120,555,552

	 15    20-May-96     $1,520,929       $777,778    $743,151
$119,777,774

	 16    20-Jun-96     $1,540,746       $777,778    $762,968
$118,999,996

	 17    20-Jul-96     $1,511,340       $777,778    $733,562
$118,222,218

	 18    20-Aug-96     $1,530,837       $777,778    $753,059
$117,444,440

	 19    20-Sep-96     $1,525,883       $777,778    $748,105
$116,666,662

	 20    20-Oct-96     $1,496,956       $777,778    $719,178
$115,888,884

     21    20-Nov-96     $1,515,974       $777,778    $738,195
 $115,111,106

	 22    20-Dec-96     $1,487,367       $777,778    $709,589
$114,333,328

	 23    20-Jan-97     $1,506,066       $777,778    $728,288
$113,555,550

	 24    20-Feb-97     $1,510,111       $777,778    $723,333
$112,777,772

	 25    20-Mar-97     $1,426,636       $777,778    $648,858
$111,999,994

	 26    20-Apr-97     $1,491,203       $777,778    $713,425
$111,222,216

	 27    20-May-97     $1,463,394       $777,778    $685,616
$110,444,438

	 28    20-Jun-97     $1,481,294       $777,778    $703,516
$109,666,660

	 29    20-Jul-97     $1,453,805       $777,778    $676,027
$108,888,882

	 30    20-Aug-97     $1,471,385       $777,778    $693,607
$108,111,104

     31    20-Sep-97     $1,466,431       $777,778    $688,653
 $107,333,326

	 32    20-Oct-97     $1,439,422       $777,778    $661,644
$106,555,548

	 33    20-Nov-97     $1,456,522       $777,778    $678,744
$105,777,770

	 34    20-Dec-97     $1,429,833       $777,778    $652,055
$104,999,992

	 35    20-Jan-98     $1,446,614       $777,778    $668,836
$104,222,214

	 36    20-Feb-98     $1,441,659       $777,778    $663,881
$103,444,436

	 37    20-Mar-98     $1,372,938       $777,778    $595,160
$102,666,658

	 38    20-Apr-98     $1,431,751       $777,778    $653,973
$101,888,880

	 39    20-May-98     $1,405,860       $777,778    $628,082
$101,111,102

	 40    20-Jun-98     $1,421,842       $777,778    $644,064
$100,333,324

     41    20-Jul-98     $1,396,271       $777,778    $618,493
  $99,555,546

	 42    20-Aug-98     $1,411,933       $777,778    $634,155
$98,777,768

	 43    20-Sep-98     $1,406,979       $777,778    $629,201
$97,999,990

	 44    20-Oct-98     $1,381,888       $777,778    $604,110
$97,222,212

	 45    20-Nov-98     $1,397,070       $777,778    $619,292
$96,444,434

	 46    20-Dec-98     $1,372,298       $777,778    $594,520
$95,666,656

	 47    20-Jan-99     $1,387,161       $777,778    $609,383
$94,888,878

	 48    20-Feb-99     $1,382,207       $777,778    $604,429
$94,111,100

	 49    01-Mar-99    $94,285,141    $94,111,110    $174,041
        $0

 Totals                $165,339,945   $131,444,444 $33,895,501




AMORITZATION CASH FLOW PAGE

Customer Loan Amortization Schedules:  C-TEC 5 Year Loan
Prepayment Example

		  Prepayment Priority:     $2,023,574

Loan Type:  Irregular Principa     Calculation Date:	03/01/95

                               Present Value of	    Loan Only


Payment       Nominal           Nominal Loss		    Mov Average

 Number         Loss  		 (to Calc Date)		    Life (Yrs)


	  1       $34,212              $34,107.96                 0.0521

	  2       $55,489              $55,047.43                 0.1365

	  3       $53,379              $52,701.61                 0.2177

	  4       $54,828              $53,865.00                 0.3011

	  5       $52,740              $51,565.85                 0.3814

	  6       $54,167              $52,700.32                 0.4638

	  7       $53,837              $52,120,40                 0.5457

	  8       $51,781              $49,890.15                 0.6245

	  9       $53,177              $50,981.99                 0.7054

	 10	    $51,142              $48,796.71                 0.7832


	 11       $52,516              $49,860.76                 0.8629

	 12       $52,186              $49,302.57                 0.9421

	 13       $48,510              $45,618.17                 1.0157

	 14       $51,525              $48,214.45                 1.0939

	 15       $49,543              $46,138.55                 1.1691

	 16       $50,865              $47,135.07                 1.2462

	 17       $48,904              $45,101.86                 1.3205

	 18       $50,204              $46,072.08                 1.3966

	 19       $49,874              $45,543.03                 1.4723

	 20	    $47,945              $43,572.93                 1.5451


	 21       $49,213              $44,504.30                 1.6197

	 22       $47,305              $42,575.24                 1.6915

	 23       $48,553              $43,481.43                 1.7654

	 24       $48,222              $42,972.45                 1.8388

	 25       $43,257              $38,376.06                 1.9046

	 26       $47,562              $41,986.48                 1.9770

	 27       $45,708              $40,157.10                 2.0465

	 28       $46,901              $41,002.08                 2.1179

	 29       $45,068              $39,211.75                 2.1864

	 30	    $46,240              $40,032.84                 2.2568


	 31       $45,910              $39,550.67                 2.3267

	 32       $44,110              $37,817.93                 2.3938

	 33       $45,250              $38,603.83                 2.4626

	 34       $43,470              $36,908.67                 2.5288

	 35       $44,589              $37,671.63                 2.5966

	 36       $44,259              $37,207.99                 2.6639

	 37       $39,677              $33,207.65                 2.7243

	 38       $43,596              $36,309.04                 2.7907

	 39       $41,872              $34,704.98                 2.8544

	 40	    $42,938              $35,412.37                 2.9197


	 41       $41,233              $33,843.94                 2.9824

	 42       $42,277              $34,529.67                 3.0468

	 43       $41,947              $34,090.78                 3.1106

	 44       $40,274              $32,574.92                 3.1719

	 45       $41,286              $33,228.75                 3.2347

	 46       $39,635              $31,747.19                 3.2950

	 47       $40,626              $32,380.23                 3.3568

	 48       $40,295              $31,958.42                 3.4181

	 49       $11,603               $9,188.99                 3.4358

Totals      $2,259,700             $2,023,574
3.4358




AMORITZATION CASH FLOW PAGE

Customer Loan Amortization Schedules:  C-TEC 15 Year Loan

Assumed Rate:  6.9%
                                      FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00

Payment	            Tot Pay

 Number      Date		Amount	 Principal        Interest      Balance


	  0   01-Mar-94 ($140,000,000) ($140,000,000)            0
$140,000,000	      1   20-Apr-94    $2,101,065       $777,778
$1,323,288    $139,222,222

	  2   20-May-94    $1,567,339       $777,778      $789,562
$138,444,444

	  3   20-Jun-94    $1,589,100       $777,778      $811,322
$137,666,667

	  4   20-Jul-94    $1,558,518       $777,778      $780,740
$136,888,889

	  5   20-Aug-94    $1,579,984       $777,778      $802,206
$136,111,111

	  6   20-Sep-94    $1,575,426       $777,778      $797,648
$135,333,333

	  7   20-Oct-94    $1,545,285       $777,778      $767,507
$134,555,556

	  8   20-Nov-94    $1,566,310       $777,778      $788,532
$133,777,778

	  9   20-Dec-94    $1,536,463       $777,778      $758,685
$133,000,000

	 10   01-Jan-95    $1,557,194       $777,778      $779,416
$132,222,222	     11   20-Feb-95    $1,552,636       $777,778
  $774,858    $131,444,444

	 12   20-Mar-95    $1,473,533       $777,778      $695,755
$130,666,667

	 13   20-Apr-95    $1,543,520       $777,778      $765,742
$129,888,889

	 14   20-May-95    $1,514,408       $777,778      $736,630
$129,111,111

	 15   20-Jun-95    $1,534,404       $777,778      $756,626
$128,333,333

	 16   20-Jul-95    $1,505,586       $777,778      $727,808
$127,555,556

	 17   20-Aug-95    $1,525,288       $777,778      $747,511
$126,777,778

	 18   20-Sep-95    $1,520,730       $777,778      $742,953
$126,000,000

	 19   20-Oct-95    $1,492,353       $777,778      $714,575
$125,222,222

	 20   20-Nov-95    $1,511,614       $777,778      $733,837
$124,444,444

     21   20-Dec-95    $1,483,531       $777,778      $705,753
 $123,666,667

	 22   20-Jan-96    $1,502,498       $777,778      $724,721
$122,888,889

	 23   20-Feb-96    $1,497,940       $777,778      $720,163
$122,111,111

	 24   20-Mar-96    $1,447,214       $777,778      $669,437
$121,333,333

	 25   20-Apr-96    $1,488,824       $777,778      $711,047
$120,555,556

	 26   20-May-96    $1,451,476       $777,778      $683,699
$119,777,778

	 27   20-Jun-96    $1,479,708       $777,778      $701,931
$119,000,000

	 28   20-Jul-96    $1,452,654       $777,778      $674,877
$118,222,222

	 29   20-Aug-96    $1,470,592       $777,778      $692,815
$117,444,444

     30   20-Sep-96    $1,466,034       $777,778      $688,257
 $116,666,667

	 31   20-Oct-96    $1,439,422       $777,778      $661,644
$115,888,889

	 32   20-Nov-96    $1,456,918       $777,778      $679,141
$115,111,111

	 33   20-Dec-96    $1,430,600       $777,778      $652,822
$114,333,333

	 34   20-Jan-97    $1,447,802       $777,778      $670,025
$113,555,555

	 35   20-Feb-97    $1,443,244       $777,778      $665,467
$112,777,778

	 36   20-Mar-97    $1,374,728       $777,778      $596,950
$112,000,000

	 37   20-Apr-97    $1,434,128       $777,778      $656,351
$111,222,222

	 38   20-May-97    $1,408,545       $777,778      $630,767
$110,444,444

     39   20-Jun-97    $1,425,012       $777,778      $647,235
 $109,666,667






AMORITZATION CASH FLOW PAGE

Customer Loan Amortization Schedules:  C-TEC 15 Year Loan

Assumed Rate:  6.9%
                                      FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00

Payment	            Tot Pay

 Number      Date		Amount	 Principal        Interest      Balance




	 40   20-Jul-97    $1,399,723       $777,778      $621,945
$108,888,889

     41   20-Aug-97    $1,415,897       $777,778      $638,119
 $108,111,111

	 42   20-Sep-97    $1,411,339       $777,778      $633,561
$107,333,333

	 43   20-Oct-97    $1,386,490       $777,778      $608,712
$106,555,555

	 44   20-Nov-97    $1,402,223       $777,778      $624,445
$105,777,778

	 45   20-Dec-97    $1,377,668       $777,778      $599,890
$105,000,000

	 46   20-Jan-98    $1,393,107       $777,778      $615,329
$104,222,222

	 47   20-Feb-98    $1,388,549       $777,778      $610,771
$103,444,444

     48   20-Mar-98    $1,325,325       $777,778      $547,547
 $102,666,667

     49   20-Apr-98    $1,379,433       $777,778      $601,655
 $101,888,889

     50   20-May-98    $1,355,613       $777,778      $577,836
 $101,111,111






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan

								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



									    Loan Only

              Forward         Present Value of			Moving


Payment       Funding         Fwd. Fund. Cost 			Average

 Number        Cost   		(to Quote Date)		    Life (Yrs)






      0             0                       0
  0

      1            $0                   $0.00
0.1370

      2            $0                   $0.00
0.2187

      3            $0                   $0.00
0.3027

      4            $0                   $0.00
0.3835

      5            $0                   $0.00
0.4666

      6            $0                   $0.00
0.5491

      7            $0                   $0.00
0.6286

      8            $0                   $0.00
0.7102

      9            $0                   $0.00
0.7888

     10            $0                   $0.00
0.8695

     11            $0                   $0.00
0.9497

     12            $0                   $0.00
1.0217

     13            $0                   $0.00
1.1010

     14            $0                   $0.00
1.1772

     15            $0                   $0.00
1.2555

     16            $0                   $0.00
1.3309

     17            $0                   $0.00
1.4083

     18            $0                   $0.00
1.4852

     19            $0                   $0.00
1.5591

     20            $0                   $0.00
1.6351

     21            $0                   $0.00
1.7082

     22            $0                   $0.00
1.7830

     23            $0                   $0.00
1.8573

     24            $0                   $0.00
1.9264

     25            $0                   $0.00
1.9999

     26            $0                   $0.00
2.0704

     27            $0                   $0.00
2.1429

     28            $0                   $0.00
2.2126

     29            $0                   $0.00
2.2841

     30            $0                   $0.00
2.3552

     31            $0                   $0.00
2.4235

     32            $0                   $0.00
2.4936

     33            $0                   $0.00
2.5610

     34            $0                   $0.00
2.6303

     35            $0                   $0.00
2.6992






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan

								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



									    Loan Only

              Forward         Present Value of			Moving


Payment       Funding         Fwd. Fund. Cost 			Average

 Number        Cost   		(to Quote Date)		    Life (Yrs)






     36            $0                   $0.00
2.7610

     37            $0                   $0.00
2.8290

     38            $0                   $0.00
2.8943

     39            $0                   $0.00
2.9613

     40            $0                   $0.00
3.0256

     41            $0                   $0.00
3.0917

     42            $0                   $0.00
3.1573

     43            $0                   $0.00
3.2203

     44            $0                   $0.00
3.2849

     45            $0                   $0.00
3.3470

     46            $0                   $0.00
3.4107

     47            $0                   $0.00
3.4740

     48            $0                   $0.00
3.5306

     49            $0                   $0.00
3.5929

     50            $0                   $0.00
3.6527






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan



								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00

				  Total

Payment	              Payment

 Number      Date		  Amount	 Principal        Interest
Balance


     51   20-Jun-98     $1,370,317      $777,778      $592,539
 $100,333,333

	 52   20-Jul-98     $1,345,791      $777,778      $569,014
$99,555,555

	 53   20-Aug-98     $1,361,201      $777,778      $583,423
$98,777,778

	 54   20-Sep-98     $1,356,643      $777,778      $578,865
$98,000,000

	 55   20-Oct-98     $1,333,559      $777,778      $555,781
$97,222,222

	 56   20-Nov-98     $1,347,527      $777,778      $569,749
$96,444,444

     57   20-Dec-98     $1,324,737      $777,778      $546,959
  $95,666,667

	 58   20-Jan-99     $1,338,411      $777,778      $560,633
$94,888,889

     59   20-Feb-99     $1,333,853      $777,778      $556,075
  $94,111,111

	 60   20-Mar-99     $1,275,922      $777,778      $498,144
$93,333,333

	 61   20-Apr-99     $1,324,737      $777,778      $546,959
$92,555,555

	 62   20-May-99     $1,302,682      $777,778      $524,904
$91,777,777

	 63   20-Jun-99     $1,315,621      $777,778      $537,843
$91,000,000

	 64   20-Jul-99     $1,293,860      $777,778      $516,082
$90,222,222

	 65   20-Aug-99     $1,306,505      $777,778      $528,727
$89,444,444

     66   20-Sep-99     $1,301,947      $777,778      $524,169
  $88,666,667

     67   20-Oct-99     $1,280,627      $777,778      $502,849
  $87,888,889

     68   20-Nov-99     $1,292,831      $777,778      $515,053
  $87,111,111

	 69   20-Dec-99     $1,271,805      $777,778      $494,027
$86,333,333

	 70   20-Jan-2000   $1,283,715      $777,778      $505,937
$85,555,555

	 71   20-Feb-2000   $1,279,157      $777,778      $501,379
$84,777,778

	 72   20-Mar-2000   $1,242,546      $777,778      $464,768
$84,000,000

	 73   20-Apr-2000   $1,270,041      $777,778      $492,263
$83,222,222

	 74   20-May-2000   $1,249,750      $777,778      $471,973
$82,444,444

     75   20-Jun-2000   $1,260,925      $777,778      $483,147
  $81,666,667

	 76   20-Jul-2000   $1,240,928      $777,778      $463,151
$80,888,889

     77   20-Aug-2000   $1,251,809      $777,778      $474,031
  $80,111,111

	 78   20-Sep-2000   $1,247,251      $777,778      $469,473
$79,333,333

	 79   20-Oct-2000   $1,227,696      $777,778      $449,918
$78,555,555

	 80   20-Nov-2000   $1,238,135      $777,778      $460,357
$77,777,778

	 81   20-Dec-2000   $1,218,874      $777,778      $441,096
$77,000,000

	 82   20-Jan-2001   $1,229,019      $777,778      $451,241
$76,222,222

	 83   20-Feb-2001   $1,224,461      $777,778      $446,683
$75,444,444

     84   20-Mar-2001   $1,177,117      $777,778      $399,339
  $74,666,666

     85   20-Apr-2001   $1,215,345      $777,778      $437,567
  $73,888,889








AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan



								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00

				  Total

Payment	              Payment

 Number      Date		  Amount	 Principal        Interest
Balance






     86   20-May-2001   $1,196,819      $777,778      $419,041
  $73,111,111      87   20-Jun-2001   $1,206,229      $777,778
   $428,451     $72,333,333

	 88   20-Jul-2001   $1,187,997      $777,778      $410,219
$71,555,555

	 89   20-Aug-2001   $1,197,113      $777,778      $419,335
$70,777,778

	 90   20-Sep-2001   $1,192,555      $777,778      $414,777
$70,000,000

	 91   20-Oct-2001   $1,174,764      $777,778      $396,986
$69,222,222

	 92   20-Nov-2001   $1,183,439      $777,778      $405,661
$68,444,444

     93   20-Dec-2001   $1,165,942      $777,778      $388,164
  $67,666,666

     94   20-Jan-2002   $1,174,323      $777,778      $396,545
  $66,888,889

     95   20-Feb-2002   $1,169,765      $777,778      $391,987
  $66,111,111      96   20-Mar-2002   $1,127,714      $777,778
   $349,936     $65,333,333

	 97   20-Apr-2002   $1,160,649      $777,778      $382,871
$64,555,555

	 98   20-May-2002   $1,143,887      $777,778      $366,110
$63,777,778

	 99   20-Jun-2002   $1,151,533      $777,778      $373,755
$63,000,000

	100   20-Jul-2002   $1,135,065      $777,778      $357,288
$62,222,222

	101   20-Aug-2002   $1,142,417      $777,778      $364,639
$61,444,444






Customer Loan Amortization Schedules



								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



									    Loan Only

              Forward         Present Value of			Moving


Payment       Funding         Fwd. Fund. Cost 			Average

 Number        Cost   		 (to Calc Date)		    Life (Yrs)




     51            $0                   $0.00
3.7141

     52            $0                   $0.00
3.7730

     53            $0                   $0.00
3.8334

     54            $0                   $0.00
3.8933

     55            $0                   $0.00
3.9508

     56            $0                   $0.00
4.0098

     57            $0                   $0.00
4.0664

     58            $0                   $0.00
4.1245

     59            $0                   $0.00
4.1820

     60            $0                   $0.00
4.2336

     61            $0                   $0.00
4.2902

     62            $0                   $0.00
4.3446

     63            $0                   $0.00
4.4003

     64            $0                   $0.00
4.4537

     65            $0                   $0.00
4.5084

     66            $0                   $0.00
4.5627

     67            $0                   $0.00
4.6147

     68            $0                   $0.00
4.6680

     69            $0                   $0.00
4.7192

     70            $0                   $0.00
4.7714

     71            $0                   $0.00
4.8232

     72            $0                   $0.00
4.8712

     73            $0                   $0.00
4.9220

     74            $0                   $0.00
4.9707

     75            $0                   $0.00
5.0206

     76            $0                   $0.00
5.0684

     77            $0                   $0.00
5.1173

     78            $0                   $0.00
5.1658

     79            $0                   $0.00
5.2122

     80            $0                   $0.00
5.2598

     81            $0                   $0.00
5.3053

     82            $0                   $0.00
5.3520

     83            $0                   $0.00
5.3983

     84            $0                   $0.00
5.4396

     85            $0                   $0.00
5.4849






Customer Loan Amortization Schedules



								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



									    Loan Only

              Forward         Present Value of			Moving


Payment       Funding         Fwd. Fund. Cost 			Average

 Number        Cost   		 (to Calc Date)		    Life (Yrs)






     86            $0                   $0.00
5.5283

     87            $0                   $0.00
5.5726

     88            $0                   $0.00
5.6151

     89            $0                   $0.00
5.6585

     90            $0                   $0.00
5.7014

     91            $0                   $0.00
5.7425

     92            $0                   $0.00
5.7845

     93            $0                   $0.00
5.8247

     94            $0                   $0.00
5.8658

     95            $0                   $0.00
5.9063

     96            $0                   $0.00
5.9426

     97            $0                   $0.00
5.9822

     98            $0                   $0.00
6.0201

     99            $0                   $0.00
6.0588

    100            $0                   $0.00
6.0958

    101            40                   $0.00
6.1335






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan

			 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



				 Total

Payment	             Payment

 Number      Date		Amount	 Principal        Interest      Balance


    102   20-Sep-2002   $1,137,859      $777,778      $360,081
  $60,666,666

    103   20-Oct-2002   $1,121,833      $777,778      $344,055
  $59,888,889

    104   20-Nov-2002   $1,128,743      $777,778      $350,965
  $59,111,111     105   20-Dec-2002   $1,113,011      $777,778
   $335,233     $58,333,333

	106   20-Jan-2003   $1,119,627      $777,778      $341,849
$57,555,555

	107   20-Feb-2003   $1,115,069      $777,778      $337,291
$56,777,778

	108   20-Mar-2003   $1,078,311      $777,778      $300,533
$56,000,000

	109   20-Apr-2003   $1,105,953      $777,778      $328,175
$55,222,222

	110   20-May-2003   $1,190,956      $777,778      $313,178
$54,444,444

    111   20-Jun-2003   $1,096,837      $777,778      $319,059
  $53,666,666

    112   20-Jul-2003   $1,082,134      $777,778      $304,356
  $52,888,889

    113   20-Aug-2003   $1,087,721      $777,778      $309,943
  $52,111,111     114   20-Sep-2003   $1,083,163      $777,778
   $305,385     $51,333,333

	115   20-Oct-2003   $1,068,901      $777,778      $291,123
$50,555,555

	116   20-Nov-2003   $1,074,047      $777,778      $296,269
$49,777,778

	117   20-Dec-2003   $1,060,079      $777,778      $282,301
$49,000,000

	118   20-Jan-2004   $1,064,931      $777,778      $287,153
$48,222,222

	119   20-Feb-2004   $1,060,373      $777,778      $282,595
$47,444,444

    120   20-Mar-2004   $1,037,877      $777,778      $260,100
  $46,666,666

    121   20-Apr-2004   $1,051,257      $777,778      $273,479
  $45,888,889

    122   20-May-2004   $1,038,024      $777,778      $260,247
  $45,111,111     123   20-Jun-2004   $1,042,141      $777,778
   $264,363     $44,333,333

	124   20-Jul-2004   $1,029,202      $777,778      $251,425
$43,555,555

	125   20-Aug-2004   $1,033,025      $777,778      $255,247
$42,777,778

	126   20-Sep-2004   $1,028,467      $777,778      $250,689
$42,000,000

	127   20-Oct-2004   $1,015,970      $777,778      $238,192
$41,222,222

	128   20-Nov-2004   $1,019,351      $777,778      $241,574
$40,444,444

    129   20-Dec-2004   $1,007,148      $777,778      $229,370
  $39,666,666

    130   20-Jan-2005   $1,010,235      $777,778      $232,458
  $38,888,889

    131   20-Feb-2005   $1,005,677      $777,778      $227,900
  $38,111,111     132   20-Mar-2005     $979,506      $777,778
   $201,728     $37,333,333

	133   20-Apr-2005     $996,561      $777,778      $218,784
$36,555,555

	134   20-May-2005     $985,093      $777,778      $207,315
$35,777,777

	135   20-Jun-2005     $987,445      $777,778      $209,668
$35,000,000

	136   20-Jul-2005     $976,271      $777,778      $198,493
$34,222,222

	137   20-Aug-2005     $978,329      $777,778      $200,552
$33,444,444

    138   20-Sep-2005     $973,771      $777,778      $195,994
  $32,666,666

    139   20-Oct-2005     $963,038      $777,778      $185,260
  $31,888,889






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan

			 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



				 Total

Payment	             Payment

 Number      Date		Amount	 Principal        Interest      Balance




    140   20-Nov-2005     $964,655      $777,778      $186,876
  $31,111,111     141   20-Dec-2005     $954,216      $777,778
   $176,438     $30,333,333

	142   20-Jan-2006     $955,539      $777,778      $177,762
$29,555,555

	143   20-Feb-2006     $950,981      $777,778      $173,204
$28,777,777

	144   20-Mar-2006     $930,103      $777,778      $152,325
$28,000,000

	145   20-Apr-2006     $941,865      $777,778      $164,088
$27,222,222

	146   20-May-2006     $932,161      $777,778      $154,384
$26,444,444

    147   20-Jun-2006     $932,749      $777,778      $154,972
  $25,666,666

    148   20-Jul-2006     $923,339      $777,778      $145,562
  $24,888,889

    149   20-Aug-2006     $923,633      $777,778      $145,856
  $24,111,111     150   20-Sep-2006     $919,075      $777,778
   $141,298     $23,333,333

	151   20-Oct-2006     $910,107      $777,778      $132,329
$22,555,555

	152   20-Nov-2006     $909,960      $777,778      $132,182
$21,777,777






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan



								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



									    Loan Only

              Forward         Present Value of			Moving


Payment       Funding         Fwd. Fund. Cost 			Average

 Number        Cost   		 (to Calc Date)		    Life (Yrs)






    102            $0                   $0.00
6.1708

    103            $0                   $0.00
6.2064

    104            $0                   $0.00
6.2428

    105            $0                   $0.00
6.2775

    106            $0                   $0.00
6.3128

    107            $0                   $0.00
6.3478

    108            $0                   $0.00
6.3789

    109            $0                   $0.00
6.4128

    110            $0                   $0.00
6.4453

    111            $0                   $0.00
6.4783

    112            $0                   $0.00
6.5098

    113            $0                   $0.00
6.5419

    114            $0                   $0.00
6.5735

    115            $0                   $0.00
6.6036

    116            $0                   $0.00
6.6343

    117            $0                   $0.00
6.6635

    118            $0                   $0.00
6.6932

    119            $0                   $0.00
6.7224

    120            $0                   $0.00
6.7492

    121            $0                   $0.00
6.7774

    122            $0                   $0.00
6.8043

    123            $0                   $0.00
6.8316

    124            $0                   $0.00
6.8576

    125            $0                   $0.00
6.8839

    126            $0                   $0.00
6.9098

    127            $0                   $0.00
6.9344

    128            $0                   $0.00
6.9593

    129            $0                   $0.00
7.9830

    130            $0                   $0.00
7.0071

    131            $0                   $0.00
7.0306

    132            $0                   $0.00
7.0515

    133            $0                   $0.00
7.0742

    134            $0                   $0.00
7.0956

    135            $0                   $0.00
7.1173






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan



								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



									    Loan Only

              Forward         Present Value of			Moving


Payment       Funding         Fwd. Fund. Cost 			Average

 Number        Cost   		 (to Calc Date)		    Life (Yrs)






    136            $0                   $0.00
7.1379

    137            $0                   $0.00
7.1587

    138            $0                   $0.00
7.1789

    139            $0                   $0.00
7.1981

    140            $0                   $0.00
7.2175

    141            $0                   $0.00
7.2357

    142            $0                   $0.00
7.2541

    143            $0                   $0.00
7.2721

    144            $0                   $0.00
7.2878

    145            $0                   $0.00
7.3048

    146            $0                   $0.00
7.3208

    147            $0                   $0.00
7.3368

    148            $0                   $0.00
7.3519

    149            $0                   $0.00
7.3670

    150            $0                   $0.00
7.3816

    151            $0                   $0.00
7.3953

    152            $0                   $0.00
7.4090






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan



								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



				 Total

Payment	            Payment

 Number      Date		Amount	 Principal        Interest      Balance


	153   20-Dec-2006     $901,285      $777,778      $123,507
$21,000,000

	154   20-Jan-2007     $900,844      $777,778      $123,066
$20,222,222

	155   20-Feb-2007     $896,286      $777,778      $116,506
$19,444,444

    156   20-Mar-2007     $880,700      $777,778      $102,922
  $18,666,666

    157   20-Apr-2007     $887,170      $777,778      $109,392
  $17,888,889

    158   20-May-2007     $879,230      $777,778      $101,452
  $17,111,111     159   20-Jun-2007     $878,054      $777,778
   $100,276     $16,333,333

	160   20-Jul-2007     $870,408      $777,778       $92,630
$15,555,555

	161   20-Aug-2007     $868,938      $777,778       $91,160
$14,777,777

	162   20-Sep-2007     $864,380      $777,778       $86,602
$14,000,000

	163   20-Oct-2007     $857,175      $777,778       $79,397
$13,222,222

	164   20-Nov-2007     $855,264      $777,778       $77,486
$12,444,444

    165   20-Dec-2007     $848,353      $777,778       $70,575
  $11,666,666

    166   20-Jan-2008     $846,148      $777,778       $66,370
  $10,888,889

    167   20-Feb-2008     $841,590      $777,778       $63,812
  $10,111,111     168   20-Mar-2008     $833,209      $777,778
    $55,431      $9,333,333

	169   20-Apr-2008     $832,474      $777,778       $54,696
$8,555,555

	170   20-May-2008     $826,298      $777,778       $48,521
$7,777,777

	171   20-Jun-2008     $823,358      $777,778       $45,580
$7,000,000

	172   20-Jul-2008     $817,476      $777,778       $39,699
$6,222,222

	173   20-Aug-2008     $814,242      $777,778       $36,464
$5,444,444

    174   20-Sep-2008     $809,684      $777,778       $31,906
   $6,666,666

    175   20-Oct-2008     $804,244      $777,778       $26,466
   $3,888,889

    176   20-Nov-2008     $800,568      $777,778       $22,790
   $3,111,111     177   20-Dec-2008     $795,422      $777,778
    $17,644      $2,333,333

	178   20-Jan-2009     $791,452      $777,778       $13,674
$1,555,555

	179   20-Feb-2009     $786,894      $777,778        $9,116
  $777,777

	180   20-Mar-2009     $781,895      $777,778        $4,117
      ($0)

_________________________________________________________________
_____________

 Totals               $213,432,909  $140,000,000   $73,432,908






AMORITZATION CASH FLOW PAGE



Customer Loan Amortization Schedules:  C-TEC 15 Year Loan



								 FROM        TO     YEARS

Loan Type: Irregular Principal    Forward Period  01-Mar-94
01-Mar-94   0.00



									    Loan Only

              Forward         Present Value of			Moving


Payment       Funding         Fwd. Fund. Cost 			Average

 Number        Cost   		 (to Calc Date)		    Life (Yrs)




    153            $0                   $0.00
7.4218

    154            $0                   $0.00
7.4345

    155            $0                   $0.00
7.4468

    156            $0                   $0.00
7.4575

    157            $0                   $0.00
7.4688

    158            $0                   $0.00
7.4793

    159            $0                   $0.00
7.4897

    160            $0                   $0.00
7.4993

    161            $0                   $0.00
7.5087

    162            $0                   $0.00
7.5177

    163            $0                   $0.00
7.5259

    164            $0                   $0.00
7.5339

    165            $0                   $0.00
7.5412

    166            $0                   $0.00
7.5483

    167            $0                   $0.00
7.5549

    168            $0                   $0.00
7.5606

    169            $0                   $0.00
7.5662

    170            $0                   $0.00
7.5712

    171            $0                   $0.00
7.5759

    172            $0                   $0.00
7.5800

    173            $0                   $0.00
7.5838

    174            $0                   $0.00
7.5871

    175            $0                   $0.00
7.5898

    176            $0                   $0.00
7.5922

    177            $0                   $0.00
7.5940

    178            $0                   $0.00
7.5954

    179            $0                   $0.00
7.5964

    180            $0                   $0.00
7.5968

_________________________________________________________________
______

  Totals           $0                   $0.00
7.5968






Exhibit A







LOAN CERTIFICATE  LOAN NO. T0268



      THIS CERTIFICATE is given by Michael J. Mahoney, President of COMMONWEALTH TELEPHONE COMPANY (the "Borrower"), pursuant to
Section 11(M) of that certain Loan Agreement, dated as of March 29, 1994, by and between the National Bank for Cooperatives and the Borrower (the 'Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.



      I hereby certify as follows:



       1. I am the President of the Borrower and as such possess the knowledge and authority to certify to the matters herein set forth, and the matters herein set forth are true and accurate to the best of my present knowledge, information and belief after due inquiry;



       2. The representations and warranties of the Borrower contained in the Loan Agreement and any other Loan Document are true and correct in all material respects on and as of the date hereof; and



       3. Each of the conditions specified in Section 11 of the Loan Agreement required to be satisfied on or prior to the date of the making of the Loan under the Loan Agreement has been fulfilled as of the date hereof.



       IN WITNESS WHEREOF, I have executed this Certificate as of March 29, 1994.





		/s/ Michael J. Mahoney

		____________________________

		Michael J. Mahoney, President

EXHIBIT B

FACTUAL MATTERS CERTIFICATE - LOAN NO. T0268





      This CERTIFICATE is given by Michael J. Mahoney, the President of COMMONWEALTH TELEPHONE COMPANY ("Commonwealth"), pursuant to Section ll(N) of that certain Loan Agreement, dated as of March 29, 1994, by and between the National Bank for Cooperatives ("CoBank") and Commonwealth (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.



      I hereby certify that as of the date of this Certificate.



      1. I am the President of Commonwealth and as such I (i) am familiar with the Loan Agreement and all other Loan Documents and (ii) possess the authority to certify to the matters herein set forth, and the matters herein set forth are true and accurate to the best of my present knowledge, information and belief after due inquiry.



      2. Commonwealth does not own or lease any real property, maintain any office or transact any business outside of the Commonwealth of Pennsylvania or in any county in Pennsylvania other than Berks, Bradford, Bucks, Chester, Columbia, Dauphin, Lackawanna, Lancaster, Lehigh, Luzerne, Lycoming, Monroe, Northampton, Schuylkill, Sullivan, Susquehanna, Tioga, York and Wyoming Counties.



      3. Attached hereto as Annex A are copies of all orders, writs, judgments, injunctions or decrees of any court, arbitrator or governmental agency or body, (i) the terms of which could be violated by the execution, delivery and performance of, or (ii) which could in any way affect or purport to affect the validity and binding effect of, or the ability of Commonwealth to perform its obligations under, the Loan Documents.



      4. Attached hereto as Annex B is a list of all actions, suits, proceedings, inquiries or investigations, at law or in equity, before or by any court, arbitrator or governmental agency or body against or affecting Commonwealth (and are any such actions, suits, proceedings, inquiries or investigations threatened or for which there is any reasonable basis), (i) which could enjoin, restrain or prohibit or obtain damages in respect of the execution, delivery and performance of the Loan Documents or (ii) which could in any way affect or purport to affect the validity and binding effect of Commonwealth's obligations under the Loan Documents or the ability of Commonwealth to perform its obligations thereunder.



      5. Attached hereto as Annex C is a list of all indentures, loan or credit agreements, leases, mortgages, security agreements, bonds, notes, obligations and other contracts, agreements or instruments to which Commonwealth is a party, or by which it or any of its property is bound or which could in any way affect or purport to affect the validity and binding effect of the obligations under the Loan Documents or the ability of Commonwealth to perform its obligations thereunder.



      6. Attached hereto as Annex D is a true, correct and complete copy of the [Securities Certificate] (the "Application) filed by Commonwealth with the Pennsylvania Public Utilities Commission (the "Commission") on February l, 1994, together with true, correct and complete copies of all supporting documentation and correspondence filed with or otherwise supplied to the Commission or its staff in connection with the Application.



      7. Attached hereto an Annex E is a true, correct and complete copy of the [Order] dated February 28, l994 (the
"Order"), from the Commission.



      8. Except as set forth on the reports of the searches of UCC filings with the Secretary of the Commonwealth and the Prothonotary of Luzerne County attached hereto as Annex F, there exists no lien, security interest, security title, pledge, charge or other encumbrance of any kind on any of the real or tangible or intangible personal property of Commonwealth. Other than the financing statements designated as file numbers ____ and ____ on Annex F describes or relates to any lien other than a Capital Lease.



      9. The authorized capital stock of Commonwealth consists of 184,222 shares of Series Preferred Stock $100 par value, of which 2,922 shares are issued and outstanding as shown on Annex G, and 2,000,000 shares of common stock $6.662/3 par value, of which 1,267,629 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Commonwealth have been duly authorized and validly issued, are fully paid and non-assessable, and there are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements providing for the purchase or issuance of any authorized but unissued shares of capital stock of Commonwealth. None of the issued and outstanding shares of capital stock of Commonwealth were issued in violation of preemptive rights.



      IN WlTNESS WHEREOF, I have executed this Certificate as of March 29, 1994, for the purpose of inducing CoBank to make the Loan and with the understanding that CoBank has relied on the truth and accuracy of the statements made herein.



		/s/ Michael J. Mahoney

		_________________________

		Michael J. Mahoney, President

Annex A



None

Annex B

None

Annex  C

None

Annex D

Public Utilities Commission

Application, attached hereto

Annex E

Public Utilities Order, attached hereto

Annex F

UCC Filings

Annex G

Commonwealth Telephone Company

Preferred Stockholders



                                                       2/1/94

COMMONWEALTH TELEPHONE COMPANY

Preferred Stock



                                                  Preferred
Number of
Series      Shares




1.	FRIEND & CO.	C	120

	The First National Bank of Chicago	E	75

	c/o Trust Department 10-71474

	Suite 0114

	One First National Plaza

	Chicago, IL  60670



2.	BLOOM AND COMPANY	C	240

	The First National Bank of Chicago	E	150

	c/o Trust Department 10-71474

	Suite 0114

	One First National Plaza

	Chicago, IL  60670



3.	SERVE & CO.	E	75

	The First National Bank of Chicago

	c/o Trust Department 10-71474

	Suite 0114

	One First National Plaza

	Chicago, IL  60670



4.	HAMAC & CO.	C	960

	c/o Crestar Bank	E	525

	Box 26246	F	777

	Richmond, VA  23260






EXHIBIT C

COMPLIANCE CERTIFICATE - LOAN NO. T0268



      This Certificate is given by Michael J. Mahoney, the President of COMMONWEALTH TELEPHONE COMPANY (the "Borrower"), pursuant to Section 13(I)(8) of that certain Loan Agreement, dated as of March 29, 1994, by and between the National Bank for Cooperatives ("CoBank") and the Borrower (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.



      I hereby certify as follows:



l . I am the President of the Borrower, respectively, and as such possesses the knowledge and authority to certify to the best of my knowledge the matters set forth in this Certificate, and the matters herein set forth are true and accurate to the best of my present knowledge, information and belief after due inquiry;



2. Attached hereto as Annex A are the unaudited annual financial statements of the Companies, for the fiscal year ended December 3l, 1994, as required by Section l3(I) [(l)/(2)] of the Loan Agreement. Such financial statements were prepared in accordance with GAAP consistently applied (except as may be noted therein) and any system of accounts to which the Borrower is subject and fairly present the financial condition of the Borrower, during the periods covered thereby and as of the dates thereof (subject, if applicable, to normal year-end adjustments);



3. As of the date of such financial statements, the Borrower is in material compliance with the covenants set forth in Sections l3(I)(l), 13(I)(2) and l3(I)(3) of the Loan Agreement. Attached hereto as Annex B are calculations which demonstrate the compliance by the Borrower with such covenants; and



4. I have reviewed the activities and consulted with appropriate officers of the Borrower during the fiscal year ended December 31, l994, and reviewed the Loan Documents. As of the date of this Certificate, there exists no material condition, event or act which would constitute a Default or Event of Default under the Loan Agreement, except as disclosed on Annex C hereto.



IN WITNESS WHEREOF, I have executed this Certificate as of March
29, 1994.





		                              /s/ Michael J. Mahoney

		                             _______________________

                                              Michael J.
Mahoney, President







				COMMONWEALTH TELEPHONE COMPANY

FINANCIAL RESULTS

EBIDAT

12/31/93

								CURRENT MONTH





                                ACTUAL         BUDGET
VARIANCE    %


OPERATING REVENUES

  LOCAL NETWORK SERVICES	       2,022,332	1,991,000	    31,332
 2%

  NETWORK ACCESS SERVICES   	   5,616,667	5,376,000	   240,667
 4%

  LONG DISTANCE NETWORK SVCS	   2,323,409	2,136,000	   187,409
 9%

  MISCELLANEOUS	                  390,954	  498,000	  (107,046)
- - -21%

  UNCOLLECTIBLE	                  (48,998)	  (48,000)
(998)	   2%

  NONREGULATED	                   643,957	  667,000	   (23,043)
- - -3%



    TOTAL OPERATING REVENUES    10,948,321	     10,620,000
328,321	   3%







EBIDAT EXPENSES	            4,705,745	4,613,000	    92,745	    2%



EBIDAT	6,242,576	6,007,000	   235,576	    4%



OTHER INCOME (EXPENSE)	(55,553)	  132,000	  (187,553)  -142%



ALLOCATED MANAGEMENT FEES	     683,942	  904,000	  (220,058)
- - -24%



INTEREST EXPENSE	889,837	  837,000	    52,837	    6%



DEPRECIATION	2,000,512	2,217,000	  (216,488)	  -10%



INCOME TAXES	1,564,482	  795,000	   769,482	   97%



NET INCOME BEF CUM EFFECT	   1,048,250	1,386,000	  (337,750)
- - -24%



CUM EFF OF CHG IN ACCTG PRINC	(77,028)	        0	   (77,028)



NET INCOME	971,222	1,386,000	  (414,778)   -30%



PREFERRED DIVIDENDS	1,278	    2,000	      (722)   -36%



NET INC AVAIL FOR COMMON	969,944	1,384,000	   414,056	  -30%

























COMMONWEALTH TELEPHONE COMPANY

FINANCIAL RESULTS

EBIDAT

12/31/93



YEAR TO DATE



                                ACTUAL           BUDGET
VARIANCE      %


OPERATING REVENUES

  LOCAL NETWORK SERVICES	  23,723,841	23,425,000	     298,841
1%

  NETWORK ACCESS SERVICES	     66,132,239     64,941,000
1,191,239      2%

  LONG DISTANCE NETWORK SVCS	  25,742,095	26,583,000
(840,905)	-3%

  MISCELLANEOUS	5,124,530	 5,340,000	  (215,470)	  -4%

  UNCOLLECTIBLE	(653,459)	  (587,000)	   (66,459)	  11%

  NONREGULATED                 	7,857,344      7,879,000
(21,656)     -0%



    TOTAL OPERATING REVENUES  127,926,590	    127,581,000
345,590	   0%





EBIDAT EXPENSES	                 6,574,117
59,219,000	(2,644,883)     -4%



EBIDAT	                         71,352,473     68,362,000
2,990,473	   4%



OTHER INCOME (EXPENSE)	            844,039 	1,155,000
(310,961)    -27%



ALLOCATED MANAGEMENT FEES	      10,004,945	9,928,000	    76,945
	       1%



INTEREST EXPENSE	                8,702,911	8,871,000	  (168,089)
    -2%



DEPRECIATION	                   22,977,830
25,807,000	(2,829,170)	 -11%



INCOME TAXES	                   12,528,631	9,004,000	 3,484,631
 39%



NET INCOME BEF CUM EFFECT	      17,982,195     15,867,000
2,115,195)	    -13%



CUM EFF OF CHG IN ACCTG PRINC1(1,362,815)	        0	(1,362,815)



NET INCOME	                    16,619,380     15,867,000
752,380      5%



PREFERRED DIVIDENDS	15,751	   18,000 	    (2,249)    -12%



NET INC AVAIL FOR COMMON	      16,603,629     15,849,000
754,629	   5%






COMMONWEALTH TELEPHONE COMPANY

					FINANCIAL RESULTS

						EBIDAT

					    12/31/93







					THIS YEAR	    SAME PERIOD

                               TO DATE         LAST YEAR
VARIANCE      %




OPERATING REVENUES

  LOCAL NETWORK SERVICES	2,022,332	       1,898,228
124,104	    7%

  NETWORK ACCESS SERVICES	      5,616,667       5,332,068
284,599	    7%

  LONG DISTANCE NETWORK SVCS	   2,323,409       2,173,708
149,701    7%

  MISCELLANEOUS	390,954	  476,806	      (85,852)	  -18%

  UNCOLLECTIBLE	(48,998) 	 (51,781)	       2,783 	   -5%

  NONREGULATED	643,957	       336,599	      307,358     91%



    TOTAL OPERATING REVENUES  10,948,321	    10,165,628
782,693	      8%





EBIDAT EXPENSES                	4,705,745       4,866,555
(160,810)    -3%



EBIDAT	                         6,242,576       5,299,073
943,503	     18%



OTHER INCOME (EXPENSE)	(55,553)	  (47,126)      (8,427)    18%



ALLOCATED MANAGEMENT FEES	        683,942        1,001,076
(317,134)   -32%



INTEREST EXPENSE	889,837	        682,751	      207,086     30%



DEPRECIATION	                   2,000,512        1,798,122
203,390 	    11%



INCOME TAXES	                   1,664,482          422,856
1,141,626  	  270%



NET INCOME BEF CUM EFFECT	      1,048,250        1,347,142
(298,892)	    -22%



CUM EFF OF CHG IN ACCTG PRINC	    (77,028)	        0
(77,028)



NET INCOME	                       917,222        1,347,142
(375,920)    -28%



PREFERRED DIVIDENDS	1,278	            1,358 	        (80)     -6%



NET INC AVAIL FOR COMMON	         969,944        1,345,784
(375,840 )   -28%








				COMMONWEALTH TELEPHONE COMPANY

					FINANCIAL RESULTS

						EBIDAT

					    12/31/93





					THIS YEAR	    SAME PERIOD

                               TO DATE         LAST YEAR
VARIANCE    %


OPERATING REVENUES

  LOCAL NETWORK SERVICES	 23,723,841	    22,501,173
1,222,668	 5%

  NETWORK ACCESS SERVICES	    66,132,239    64,523,898
1,608,341	 2%

  LONG DISTANCE NETWORK SVCS	 25,742,095	    24,811,810
930,285      4%

  MISCELLANEOUS	5,124,530	     5,461,573	  (337,043)	   -6%

  UNCOLLECTIBLE	(653,459)	(608,413)	   (45,046)	    7%

  NONREGULATED	7,857,344	     8,227,386	       370,042     -4%



  TOTAL OPERATING REVENUES 	127,926,690	   124,917,427
3,009,163	    2%









EBIDAT EXPENSES	             56,574,117     53,722,634
2,851,483     -5%



EBIDAT	                      71,352,473     71,194,793
157,680	    0%



OTHER INCOME (EXPENSE)	844,039 	       918,899	        74,860
 -8%



ALLOCATED MANAGEMENT FEES	   10,004,945
11,871,043	(1,666,098)    -16%



INTEREST EXPENSE             8,702,911		     8,387,384
315,527       4%



DEPRECIATION	                 2,977,830     20,749,696
2,228,134 	   11%



INCOME TAXES	                12,528,631     11,455,451
1,073,216	    9%



NET INCOME BEF CUM EFFECT	   17,982,195
19,650,154	(1,667,959)	     -8%



CUM EF OF CHG IN ACCT PRINC (1,362,815)	        0	(1,362,815)



NET INCOME	                  16,619,380
19,650,154	(3,030,774)    -15%



PREFERRED DIVIDENDS             15,751	         16,716
(965)     -6%



NET INC AVAIL FOR COMMON	    16,603,629
19,633,438	(3,029,809)    -15%










				COMMONWEALTH TELEPHONE COMPANY

					FINANCIAL RESULTS

						EBIDAT

					    12/31/93









					   TWELVE

					   MONTHS

                                 TO DATE



OPERATING REVENUES

  LOCAL NETWORK SERVICES	       23,723,841


  NETWORK ACCESS SERVICES   	 66,132,239


  LONG DISTANCE NETWORK SVCS	 25,742,095


  MISCELLANEOUS			  5,124,530

  UNCOLLECTIBLE			   (653,459)

  NONREGULATED			  7,857,344


    TOTAL OPERATING REVENUES   127,926,690










EBIDAT EXPENSES			  56,574,117



EBIDAT				        71,352,473



OTHER INCOME (EXPENSE)		     844,039


ALLOCATED MANAGEMENT FEES	  10,004,945




INTEREST EXPENSE			   8,702,911



DEPRECIATION			        22,977,830




INCOME TAXES			        12,528,631




NET INCOME BEF CUM EFFECT	  17,982,195




CUM EFF OF CHG IN ACCTG PRINC	  (1,362,815)




NET INCOME				  16,619,380



PREFERRED DIVIDENDS		      15,751



NET INC AVAIL FOR COMMON	        16,603,629







								  BALANCE SHEET

								  REPORT 00201  FOR 12/31/93

						 AMOUNT END

						  OF MONTH	   LAST MONTH     LAST DEC.31


CURRENT ASSETS

 CASH & EQUIVALENTS

  CASH	1,935,317-	289,717	34,258

  WORKING CASH ADVANCES	10,765	12,834	17,608

  TEMPORARY CASH INVESTMENTS    	41,762,628	39,285,433	45,150,623

    TOTAL CASH & EQUIVALENTS
39,838,076	39,587,984	45,202,489

RECEIVABLES

 TELECOM. ACCTS. REC.	12,813,154	12,190,308	12,516,097	 ACCTS.
REC. FROM AFFIL COS.	2,268,360	2,749,190	2,154,836	 OTHER ACCTS.
RECEIVABLE	6,832,467	11,094,897	8,799,559	 NOTES RECEIVABLE	0	0	0

 INTEREST & DIVIDENDS RECEIVABLE   	141,594	117,361	134,822

   TOTAL RECEIVABLES	22,055,575	26,151,756	23,605,314



INVENTORIES 	1,646,219	1,697,567	2,511,648

PREPAYMENTS

 PREPAID TAXES 	0	255,658	0

 PREPAID INSURANCE	140,373	163,033	113,027	 PREPAID DIRECTORY
EXPENSES	0	0	0	 OTHER PREPAYMENTS	254,458	294,785	104,671
TOTAL PREPAYMENTS	394,831	683,476	217,698

OTHER CURRENT ASSETS                     81,501        62,805
          0

   TOTAL CURRENT ASSETS              64,016,202    68,183,588
 71,537,149



NONCURRENT ASSETS

 INVESTMENT IN AFFIL. C0S.                    0               0
           0  OTHER NONCURRENT ASSETS             11,672,687
 11,796,688     9,459,259

 DEFERRED CHARGES

   REGULATORY DEFERRED CHARGE         1,494,150               0
           0

   DEFERRED MAIN. & RETIREMENTS               0               0
           0

   OTHER DEFERRED CHARGES               525,731         693,106
   1,053,767

     TOTAL DEFERRED CHARGES           2,019,881         693,106
   1,053,767

        TOTAL NONCURRENT ASSETS      13,692,568      12,489,794
  10,513,026



PROPERTY, PLANT & EQUIPMENT

 TELECOMM. PLANT IN SERVICE         379,727,795     377,845,129
 356,162,112

 PROPERTY HELD FOR FUTURE USE           774,095         489,144
     504,104

 TELECOMM. PLANT UNDER CONSTRUCT      1,950,180       5,938,545
   6,119,484

 TELECOMM. PLANT ACQUISITION ADJ.     1,298,664      1,307,9735
   1,410,373

   TOTAL TELECOMM. PLANT            383,750,734     385,580,791
 364,196,073

 ACCUM. DEPR. & AMORT.              163,234,248-    162,567,998-
 156,967,118-

   NET TELECOMMUNICATIONS PLANT     220,516,486     223,012,793
 207,228,955

 NONOPERATING PLANT, NET              1,583,285         265,054
     265,098

   TOTAL PROPERTY, PLANT & EQT.     222,099,771     223,277,847
 207,494,053





TOTAL ASSETS                        299,808,541     303,951,228
 289,544,227




								 BALANCE SHEET

									TOTAL

								  REPORT 00201   FOR12/31/93



						 AMOUNT END

						  OF MONTH	  LAST MONTH     LAST DEC. 31


CURRENT LIABILITIES

 ACCOUNTS PAYABLE TO AFFIL COS.       2,857,192      4,709,234
   3,133,747

 OTHER ACCOUNTS PAYABLE               6,971,938     11,300,378
  11,237,221

 NOTES PAYABLE CTEC                           0              0
           0

 ADVANCE BILLINGS & PAYMENTS            759,745        799,762
     730,329

 CUSTOMER DEPOSITS                      269,707        273,469
     307,484

 CURRENT MATURITIES                   4,487,256      4,475,018
   4,030,914

 ACCRUED TAXES                          628,144      1,503,757
     167,107

 CURRENT DEFERRED INCOME TAXES           10,507         55,244
     150,923-

 ACCRUED INTEREST                       616,372        184,122
     346,092

 OTHER ACCRUED LIABILITIES            4,361,611      3,504,087
   3,808,615

 OTHER CURRENT LIABILITIES                    0              0
           0

   TOTAL CURRENT LIABILITIES         20,962,442     26,805,071
  23,610,586





LONG TERM DEBT			      131,548,968    131,775,186    133,032,519





OTHER LIABILITIES & DEFERRED CREDITS

 OTHER LONG TERM LIABILITIES	       2,599,077      2,519,187
   206,765

 UNAMORT. INVESTMENT TAX CREDIT       1,374,821	    1,423,025
  2,069,956

 NONCURRENT DEFERRED INCOME TAXES    37,494,392     36,991,070
  36,647,406

 OTHER DEFERRED CREDITS                  30,174         38,408
       9,545

 DEFERRED REGULATORY LIABILITY        6,194,522      4,540,231
           0

   TOTAL OTHER LIAB & DEF CREDITS    47,692,986     45,511,921
  38,933,672



       TOTAL LIABILITIES            200,204,396    204,092,178
 195,576,777





STOCKHOLDERS' EQUITY

 COMMON STOCK                         8,452,056      8,452,056
   8,452,056

 PREFERRED STOCK                        294,500        294,500
     313,300

 ADDITIONAL PAID IN CAPITAL          12,652,064     12,652,064
  12,652,064

 RETAINED EARNINGS                   78,205,525     78,460,428
  72,550,029

   TOTAL STOCKHOLDERS' EQUITY        99,604,145     99,859,048
  93,967,449





TOTAL LIABILITIES AND

  STOCKHOLDERS' EQUITY              299,808,541    303,951,228
 289,544,227














								  BALANCE SHEET

									TOTAL

								  REPORT 00250   FOR 12/31/93






   TWELVE

						                 THIS YEAR       MONTHS

						  THIS MONTH      TO DATE       TO DATE




BALANCE AT BEGINNING OF PERIOD       78,460,428     72,550,029
  72,550,029





  NET INCOME                            971,219     16,619,380
  16,619,380



  DIVIDENDS ON COMMON STOCK           1,224,844-    10,948,133-
  10,948,133-

  DIVIDENDS ON PREFERRED STOCK            1,278-        15,751-
      15,751-





BALANCE AT END OF PERIOD             78,205,525     78,205,525
  78,205,525





ANNEX B

Commonwealth Telephone Company

Covenant Confirmation



                                                           As of
12/31/93




Total Leverage Ratio

        Indebtedness

                 Current Maturities	$4,487,256

                 Long Term Debt	131,548,968

		____________

                 Total Indebtedness	$136,036,224

		____________

		____________

        Operating Cash Flow

                 Pretax income	$30,510,826

                 Interest Expense	8,702,911

                 Depreciation/Amortization	22,977,830

                 Accrued and unpaid management fees	0

                 Minority Interest	0

                 Nonrecurring transaction expenses	0

		___________

                 Total Operating Cash Flow	$62,191,567

		___________

		___________

        Leverage Ratio (Not to exceed 3.5:1.0)
    2.19



Interest Coverage Ratio

        Operating Cash flow	$62,191,567

        Interest expense	$8,702,911

        Interest Coverage Ratio (Minimum of 2.0:1.0)
    7.15



Equity to Total Capitalization Ratio

        Equity

                 Total Assets	$299,808,541

                 Total Liabilities	200,204,396

		____________

                 Equity	$99,604,145

		___________

		___________

        Total Capitalization

                 Equity	$99,604,145

                 Total Indebtedness	136,036,224

		___________

                 Total Capitalization	$235,640,369

		___________

		___________



        Equity to Total Capitalization Ratio (Not less than
30.0%)  42.3%


ANNEX B

ANNEX C



None